UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
SIRIUSPOINT LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Point House
3 Waterloo Lane
Pembroke HM 08, Bermuda
April 19, 2021
Dear Shareholder:
We cordially invite you to attend the 2021 Annual General Meeting of Shareholders (“Annual General Meeting”) of SiriusPoint Ltd. (the “Company”). The meeting will be held on Wednesday, May 19, 2021, at 10:00 a.m., Atlantic Daylight Time, via live audio webcast at http://www.meetingcenter.io/279822397. In light of public health concerns regarding the COVID-19 pandemic, and in order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual General Meeting will be conducted virtually via live audio webcast.
Details regarding admission to the Annual General Meeting and the business to be conducted at the Annual General Meeting are described in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement.
YOUR VOTE IS IMPORTANT
    Your vote is important, and all shareholders are cordially invited to attend the Annual General Meeting virtually. Whether or not you plan to attend the Annual General Meeting, you are encouraged to submit your proxy as soon as possible. Our Board is deeply committed to the Company, its shareholders and enhancing shareholder value. We look forward to your participation at the Annual General Meeting.
Thank you for your support of SiriusPoint Ltd.
Sincerely,

/s/ Sid Sankaran

Sid Sankaran
CEO & Chairman of the Board

Point House
3 Waterloo Lane
Pembroke HM 08, Bermuda

NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2021

TIME AND PLACE

DATE     Wednesday, May 19, 2021
TIME     10:00 a.m., Atlantic Daylight Time
PLACE     via live audio webcast at http://www.meetingcenter.io/279822397

RECORD DATE

You must be a shareholder of record as of the close of business on April 13, 2021 (the “Record Date”) to attend and vote at the Annual General Meeting and any adjournments thereof.

ITEMS OF BUSINESS

1.To elect three Class II directors to serve for a term expiring in 2024, or until their respective office shall otherwise be vacated pursuant to the Company’s Bye-laws.

2.To approve, by a non-binding advisory vote, the executive compensation payable to the Company's named executive officers.

3.To indicate, by a non-binding advisory vote, the frequency of future “Say on Pay” proposals on executive compensation.

4.To approve (i) the appointment of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as our independent auditor to serve until the Annual General Meeting to be held in 2022 and (ii) the authorization of our Board of Directors, acting by the Audit Committee, to determine PwC’s remuneration.

5.To transact any other business as may properly come before the Annual General Meeting and any adjournments or postponements thereof.

Our audited financial statements as of, and for the year ended, December 31, 2020, as approved by our Board of Directors, will be presented at the Annual General Meeting, pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and the Company’s Bye-laws.
Shareholders of record at the close of business on April 13, 2021 are entitled to notice of and to vote at the Annual General Meeting and any adjournments or postponements thereof.
Even if you plan to attend the Annual General Meeting virtually, you are encouraged to submit your proxy as soon as possible. You may vote your shares by Internet, telephone or mail pursuant to the instructions included in the proxy card or voting instruction form. If you attend the Annual General Meeting virtually and want to revoke your previously submitted proxy, you may do so as described in the accompanying proxy statement and vote during the meeting on all matters properly brought before the Annual General Meeting.

If you hold shares beneficially in street name, you may direct your vote in the manner prescribed by your broker, bank or other nominee or you may vote during the Annual General Meeting. Please refer to the voting instruction form included by your broker, bank or nominee.
Our Board recommends that you vote “FOR” the election of each nominee named in this Proxy Statement, “FOR” Proposals 2 and 4, and “EVERY YEAR” for Proposal 3.
You can find detailed information regarding voting in the section entitled “General Information” in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2021

The Company’s notice of the Annual General Meeting, proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available on: www.edocumentview.doc/SPNT.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Lisa M. Tanzi Lisa M. Tanzi Deputy General Counsel & Secretary

April 19, 2021

i

Communications with the Board of Directors	25
Compensation Committee Interlocks and Insider Participation	25
Section 16(a) Beneficial Ownership Reporting Compliance	25
Report of the Audit Committee	25
Fees Paid to Ernst & Young Ltd.	27
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm Appointed as our Independent Auditor	28
EXECUTIVE COMPENSATION	29
Compensation Discussion and Analysis	29
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2020 Table	48
Outstanding Equity Awards at Fiscal Year-End 2020	52
Potential Payments Upon Termination or Change in Control	54
Compensation of Directors for Fiscal Year Compensation of Directors for Fiscal Year 2020	59
Compensation Risk Assessment	61
BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON SHARES	62
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	64
Policies and Procedures for Related Person Transactions	64
Related Person Transactions	65
PROPOSAL NO. 1 ELECTION OF DIRECTORS	75
PROPOSAL NO. 2 TO APPROVE, BY A NON-BINDING ADVISORY VOTE, THE EXECUTIVE COMPENSATION PAYABLE TO THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.	76
PROPOSAL NO. 3 TO APPROVE, BY A NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE "SAY ON PAY" PROPOSALS ON EXECUTIVE COMPENSATION.	76
PROPOSAL NO. 4 APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2022 AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE PWC’S REMUNERATION	78
HOUSEHOLDING OF PROXY MATERIALS	79
OTHER MATTERS	79
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS	79
PROXY CARD	81

ii

PROXY STATEMENT GENERAL INFORMATION

This proxy statement is furnished to shareholders of SiriusPoint Ltd. (the “Company,” “SiriusPoint”, “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our 2021 Annual General Meeting of Shareholders to be held on May 19, 2021 (the “Proxy Statement”), and at any adjournment or postponement thereof (the “Annual General Meeting”). The Annual General Meeting will be held at 10:00 a.m., Atlantic Daylight Time) via live audio webcast at www.meetingcenter.io/279822397. In light of public health concerns regarding the COVID-19 pandemic, and in order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s annual meeting will be conducted virtually via live audio webcast. This Proxy Statement and the accompanying proxy card are first being sent to shareholders on or about April 19, 2021.

Q:    Why am I receiving these materials?

A:    We are providing these proxy materials to you in connection with the solicitation by the Company’s Board of proxies to be voted at the Company’s Annual General Meeting and at any adjournments or postponements thereof. Because you were a shareholder of the Company as of the close of business on the Record Date, our Board has made this Proxy Statement and Proxy Card available to you on the Internet, in addition to delivering printed versions of this Proxy Statement and Proxy Card to certain shareholders by mail. This Proxy Statement provides notice of the Annual General Meeting, describes the four proposals presented for shareholder action and includes information required to be disclosed to shareholders. You do not need to attend the virtual Annual General Meeting to vote your shares and may vote your shares in advance of the meeting, described under the heading “How can I vote my shares without attending the Annual General Meeting” below.

Q:    How do I get electronic access to the proxy materials?

A:    If you are a shareholder of record, you may elect to receive future annual reports or proxy statements electronically by visiting www-us.computershare.com/Investor and sign up, or while voting via the Internet click the box to give your consent.  If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials.

An election to receive proxy materials electronically will remain in effect for all future annual general meetings until revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and Internet access charges, that must be borne by the shareholder.

Q:    What proposals will be voted on at the Annual General Meeting?

A:    There are four proposals scheduled to be voted on at the Annual General Meeting:

•To elect three Class II directors to serve for a term expiring in 2024, or until their office shall otherwise be vacated pursuant to our Bye-laws;
•To approve, by a non-binding advisory vote, the executive compensation payable to the Company's named executive officers;
•To indicate, by a non-binding advisory vote, the frequency of future “Say on Pay” proposals on executive compensation; and
•To approve (i) the appointment of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as our independent auditor to serve until the Annual General Meeting in 2022 and (ii) the ratification of PwC’s remuneration as determined by the Audit Committee of the Board (the “auditor approval proposal.”)

Q:    What are the Board’s voting recommendations?

A:    The Company’s Board recommends that you vote your shares:

•“FOR” the election of the nominees to the Board;
•“FOR” the executive compensation payable to the Company's named executive officers;
•“FOR” a frequency of “every year” for future “Say on Pay” proposals on executive compensation; and
•“FOR” the auditor approval proposal.

Q:    How do I attend the virtual Annual General Meeting?

A:    If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual General Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. You will be able to attend the Annual General Meeting online and submit your questions during the meeting by visiting http://www.meetingcenter.io/279822397. Such questions must be confined to matters properly before the Annual General Meeting and of general Company concern. You will also be able to vote your shares electronically at the Annual General Meeting. To participate, you will need your 15-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, and want to attend the Annual General Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

(1) You can you register in advance to attend the Annual General Meeting virtually on the Internet. To register to attend the Annual General Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your SiriusPoint Ltd. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., EDT, on May 14, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By E-mail
Forward the email from your broker, and attach an image of your legal proxy, to legalproxy@computershare.com.

By mail
Computershare
SiriusPoint Ltd. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

(2) You can register at the virtual meeting to be able to fully participate using the control number received with your voting instruction form. For the 2021 proxy season, an industry solution has been agreed upon to allow beneficial owners to register online at the Annual General Meeting to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using this option. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the Annual General Meeting. Beneficial owners may choose to register in advance of the Annual General Meeting using option (1) above, if they prefer to use the traditional, legal proxy option.

In any event, please go to www.meetingcenter.io/279822397 for more information on the available options and registration instructions.

The meeting will begin promptly at 10:00 a.m., Atlantic Daylight Time (9:00 a.m. EDT). We encourage you to access the meeting prior to the start time. Online access will open at 9:45 a.m., Atlantic Daylight Time (8:45 a.m. EDT), and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Shareholders should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Q:    Who is entitled to vote?

A:    All shares, including any Series A Preference Shares, par value $0.10 per share (the “Series A Preference Shares”), which vote together with the common shares as a single class with respect to all matters, owned by you as of the Record Date, may be voted by you, subject to certain restrictions on “controlled shares” described under the heading, “Will I be entitled to vote all of my shares at the Annual General Meeting?” below. You may cast one vote per common share that you held on the Record Date and one vote per common share underlying each Series A Preference Share that you held on the Record Date. These shares include shares that are:

•held directly in your name as the shareholder of record; and
•held for you as the beneficial owner through a broker, bank or other nominee.
Holders of warrants are not entitled to vote at the Annual General Meeting unless those warrants have been exercised and converted into shares as of the Record Date.
On the Record Date, the Company had approximately 161,891,354 common shares outstanding, including 3,450,359 restricted shares, and 11,720,987 Series A Preference Shares outstanding, which are convertible into approximately 11,720,987 common shares.

Q:    Will I be entitled to vote all of my shares at the Annual General Meeting?

A:    If your shares are treated as “controlled shares” (as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any United States (“U.S.”) person (that owns shares directly or indirectly through non-U.S. entities) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights related to the controlled shares owned by such U.S. Person (as defined in our Bye-laws) will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our Bye-laws. The formula is applied repeatedly until the voting power of all 9.5% shareholders (as defined in our Bye-laws) has been reduced to less than 9.5%. In addition, our Board may limit a shareholder’s voting rights when it deems it appropriate to do so to: (i) avoid the existence of any 9.5% shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. “Controlled shares” include, among other things, all shares that a U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares were not “controlled shares” of the 9.5% shareholder so long as such reallocation does not cause any person to become a 9.5% shareholder. The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of shares with reason to believe that they are a 9.5% shareholder, contact us promptly so that we may determine whether the voting power of such holder’s shares should be reduced. By submitting a proxy, a holder of shares will be deemed to have confirmed that, to their knowledge, they are not, and are not acting on behalf of, a 9.5% shareholder. The Board is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Board may consider relevant to the determination of the number of shares attributable to any person. The Board may disregard the votes attached to shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The Board retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the shares of any shareholder to ensure that no person shall be a 9.5% shareholder at any time.

If CM Bermuda Ltd. (“CM Bermuda”), its “Affiliates” and its “Related Persons” (each as defined in the Investor Rights Agreement, dated February 26, 2021 (the “CMB Investor Rights Agreement”), among the Company and CM Bermuda, and, together with CM Bermuda, the “Investor Affiliated Group”) beneficially own common shares or any other authorized shares which would cause the Investor Affiliated Group to be treated as the beneficial owner of votes in excess of 9.9% of the votes conferred by all of the issued and outstanding shares of the Company with respect to any matter at a general shareholder meeting, then such votes will be reduced by whatever amount is necessary so that after such reduction and giving effect to the reallocation of voting power to other holders of common shares, the votes conferred by the common shares or any other authorized shares that are beneficially owned by the Investor Affiliated Group are equal to, and not less than, 9.9% of the total outstanding vote of such shares with respect to such matter.

Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:    Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being made available to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of the Company or to vote virtually at the Annual General Meeting. You may vote on the Internet or by telephone, or by mail if you received a Proxy Card by mail, as described below under the heading “How can I vote my shares without attending the Annual General Meeting?”
Beneficial Owner. If your shares are held in an account at a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares, and you are also invited to attend the Annual General Meeting and vote virtually.
If you do not wish to vote during the Annual General Meeting or you will not be attending the Annual General Meeting, you may vote by proxy. This is done by completing, signing and returning your voting instruction card or voting over the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the Annual General Meeting?”.

Q:    How can I vote my shares virtually at the Annual General Meeting?

A:    Shareholder of Record. Shares held directly in your name as the shareholder of record may be voted virtually at the Annual General Meeting. Shareholders may vote during the virtual annual meeting by visiting http://www.meetingcenter.io/279822397. To vote, you will need your 15-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. The password for the meeting, if requested, is SPNT2021. We encourage you to vote via the Internet in advance of the Annual General Meeting to ensure your shares are represented and counted.

Beneficial Owner. Pursuant to the instructions described above under the heading “How do I attend the virtual Annual General Meeting”, if you are a beneficial owner and want to attend the Annual General Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options: (a) you can register in advance by submitting your legal proxy to Computershare or (b) you can register at the virtual Annual General Meeting to attend, ask questions and vote. Please go to www.meetingcenter.io/279822397 and enter the password, SPNT2021, if requested, for more information on the available options and registration instructions.

Q:    How can I vote my shares without attending the Annual General Meeting?

A:    Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the virtual Annual General Meeting by voting in one of the following manners:

•Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.

If you hold shares beneficially in street name, you may direct your vote in the manner prescribed by your broker, bank or other nominee (referred to as a “broker”) or you may vote during the virtual Annual General Meeting. Please refer to the registration instructions provided above for beneficial owners.

If you vote over the Internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day, until the voting polls close at the virtual Annual General Meeting. If you do not attend the meeting but your vote is submitted by telephone or Internet after 10:00 a.m., Atlantic Daylight Time (9:00 a.m. EDT), on May 19, 2021, your vote will be cast as if you were personally present at the meeting.

Q:    What is the quorum requirement for the Annual General Meeting?

A:    A quorum is necessary to hold a valid annual general meeting. At the Annual General Meeting, two or more persons present virtually throughout the meeting and representing virtually or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:    What happens if I do not give specific voting instructions?

A:    Shareholder of Record. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendation of the Board on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual General Meeting, the proxy holders will vote your shares in accordance with their best judgment.

Beneficial Owner. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the “NYSE”), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:    Which proposals are considered “routine” or “non-routine”?

A:    The approval of the appointment of PwC as the Company’s independent registered certified public accounting firm, for the year ended December 31, 2021 and the authorization of the Board, acting by the Audit Committee, to determine the independent auditor’s remuneration (Proposal No. 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4. The election of directors, the advisory vote on compensation of the Company’s named executive officers and the advisory vote on the frequency of future advisory votes on compensation of the Company's named executive officers (Proposal Nos. 1, 2 and 3) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2 and 3.
Q:    What is the voting requirement to approve each of the proposals?

A:    Three Class II directors have been nominated for election at the Annual General Meeting to hold office until the 2024 annual general meeting or until their office shall otherwise be vacated pursuant to our Bye-laws (Proposal No. 1). Each director will be elected by a plurality of the votes cast in the election of directors at the Annual General Meeting, either in person or represented by properly authorized proxy. This means that the three nominees who receive the largest number of "FOR" votes cast will be elected as directors. Shareholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.

    By voting on Proposal No. 3, shareholders may indicate whether the advisory “Say on Pay” vote set forth in Proposal No. 2 should occur every year, every two years or every three years or they may abstain from voting. The frequency option (one year, two years or three years) that receives the largest number of votes cast on Proposal No. 3 at the Annual General Meeting, either in person or represented by properly authorized proxy, will be considered the frequency for the advisory vote on executive compensation that has been selected by shareholders. Abstentions will have the same effect as not expressing a preference.

    In accordance with Bermuda law, only votes cast “for” a matter or, in the case of Proposal No. 3, for one of the options described therein, constitute affirmative votes. A properly executed proxy marked “abstain” with respect to Proposal Nos. 2 and 4, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Because abstentions will not be votes cast “for” Proposal Nos. 2 and 4, they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on these proposals as they are considered non-routine matters.

Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    Who will count the votes?

A:    A representative of Computershare will tabulate the votes and act as the inspector of election.

Q:    Can I revoke my proxy or change my vote?

A:    Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual General Meeting by:

•providing written notice to the Secretary of the Company;

•delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•attending the virtual Annual General Meeting and voting during the meeting.

Please note that your attendance at the virtual Annual General Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If your shares are held in street name you may change your vote by submitting new voting instructions to your broker or voting during the Annual General Meeting.

Q:    Who will bear the cost of soliciting votes for the Annual General Meeting?

A:    The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of its common shares and Series A Preference Shares for their expenses in forwarding solicitation material to such beneficial owners. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a customary fee plus reasonable expenses.

To contact Georgeson LLC, please see below:

Address:    1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free: 877-668-1646
Outside the United States: +1 (781) 575-2137
Email: siriuspoint@georgeson.com

Q:    Is my vote confidential?

A:    Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Computershare, the Company’s independent transfer agent and registrar, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except: (i) where disclosure is required by applicable law; (ii) where disclosure of your vote is expressly requested by you; or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual General Meeting.

Q:    How can I obtain a copy of the Company’s Annual Report on Form 10-K?

A:    The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission (“SEC”), is available to shareholders free of charge on the Company’s website at www.siriuspt.com or by writing to SiriusPoint Ltd., Investor Relations, Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda or via email at investor.relations@siriuspt.com. The Company’s 2020 Annual Report to Shareholders, which includes such Form 10-K, accompanies this Proxy Statement.
Q:    Where can I find the voting results of the Annual General Meeting?

A:    The Company will announce preliminary voting results at the Annual General Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual General Meeting.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Executive Officers

The following table sets forth information as of March 31, 2021 regarding the individuals who serve as our executive officers. Mr. Sankaran’s full biographical information can be found in the section entitled “Continuing Directors.” The ages of our executive officers are as of March 31, 2021.

EXECUTIVE OFFICERS
NAME	AGE	POSITION
Siddhartha Sankaran	43	Chief Executive Officer & Chairman of the Board
Monica Cramér Manhem	61	President, International Reinsurance
Jeffrey Davis	56	Chief Risk Officer & Chief Actuary
Rachael Dugan	40	General Counsel
Prashanth Gangu	41	Chief Operating Officer and President, Insurance and Services
David E. Govrin	57	Global Chief Underwriting Officer and President, Americas Reinsurance
Vievette M. Henry	57	Chief People Officer
David W. Junius	50	Chief Financial Officer
Daniel V. Malloy	61	President, Global Distribution and Services and Global Head of Run-off
Ming Zhang	39	Chief Investment Officer

Monica Cramér Manhem has served as President, International Reinsurance of the Company since March 2021. Prior to that she served as President, Global Reinsurance of Sirius Group since August 2019 and Managing Director of Sirius International Insurance Corporation (publ) (“Sirius International”). Ms. Cramér Manhem previously served as Chief Operating Officer of Sirius Group from September 2018 to August 2019. Ms. Cramér Manhem has been the Chief Executive Officer of Sirius International since March 2014, and also served as the Chairperson of Sirius Bermuda Insurance Company Ltd. Prior to March 2014, Ms. Cramér Manhem served as Senior Vice President and Business Unit Head of Sirius International from January 2004 until March 2014. Ms. Cramér Manhem served in various positions at Sirius International prior to 2004, having joined a predecessor to Sirius Group in 1985. With her extensive market knowledge and insight into client needs, Ms. Cramér Manhem successfully led Sirius Group and Sirius International Insurance Corporation through challenging market conditions by focusing on the maintenance of sustainable, profitable underwriting, and strengthening relationships. Ms. Cramér Manhem holds a degree in International Business Administration from the University of Gothenburg, Sweden. She is fluent in English, Swedish and French.

Jeffrey Davis has served as Chief Risk Officer and Chief Actuary of the Company since March 2021. Prior to that he served as Executive Vice President, Chief Risk Officer & Chief Actuary of Sirius International Insurance Group Ltd. (“Sirius Group”), a position he held since April 2016. Mr. Davis previously served as Senior Vice President and Chief Actuary at White Mountains from October 2008 until April 2016. In April 2016, Mr. Davis assumed the additional responsibilities as Chief Risk Officer for Sirius Group. Prior to joining Sirius Group, Mr. Davis served as Head of Central Reserving for Munich Re from 2005 until September 2008, and previously in various capacities at American Re-Insurance Company since 1999. Mr. Davis previously served as an actuary for Nationwide Insurance from 1991 until 1999. Mr. Davis received a Bachelor of Science in Education from the University of Cincinnati and a Masters of Arts in Liberal Studies from the State University of New York at Stony Brook. Mr. Davis is a Fellow of the Casualty Actuarial Society and a Chartered Financial Analyst charterholder.

Rachael Dugan has served as the Company’s General Counsel since February 2021. Prior to joining the Company, Ms. Dugan was the General Counsel and Chief Compliance Officer at Reverence Capital Partners, a private investment fund based in New York from 2019. From 2013 to 2019, Ms. Dugan served as Chief Strategy and M&A Counsel at Marsh & McLennan Companies (“MMC”) where she was responsible for overseeing mergers and acquisitions (“M&A”) and other strategic transactions for MMC and its four operating companies (Marsh, Mercer,

Guy Carpenter and Oliver Wyman) globally from a legal and compliance perspective. At MMC, Ms. Dugan also managed the securities compliance team that supports MMC's broker-dealer and investment advisory businesses. Prior to MMC, Ms. Dugan was an associate in the M&A group at Sullivan & Cromwell, LLP. At S&C, Ms. Dugan advised numerous domestic and foreign clients in a range of public and private M&A transactions, joint ventures and other strategic transactions. Ms. Dugan has a B.S. in Biology from Loyola College in Maryland, with honors, and J.D. from Columbia Law School, graduating as a Stone Scholar.

Prashanth Gangu has served as the Chief Operating Officer and President, Insurance and Services since March 2021. He is responsible for driving the strategic direction of the Company’s insurance operations. Mr. Gangu joins the Company from Oliver Wyman, where he was Partner and a member of the firm’s Insurance and Digital practices from October 2010 to February 2021. During his career, Mr. Gangu has advised P&C and life insurers on a range of topics including business strategy, new venture set-up, organizational effectiveness, technology modernization and operational transformation and was active in the insurance M&A space, advising private equity investors on transactions covering carriers, brokers, MGAs, TPAs, networks, services and software providers. Mr. Gangu received a post-graduate Engineering degree from California Institute of Technology, a Master’s in Aeronautics from Caltech, and a Bachelor’s in Aerospace Engineering from IIT Bombay.

David E. Govrin has served as Global Chief Underwriting Officer, and President, Americas Reinsurance since March 2021. Prior to that, he was President of Third Point Reinsurance (USA) Ltd. since May 2019. Mr. Govrin has also served as Head of Business Development for the Company since February 2019. Prior to joining the Company, Mr. Govrin was a Vice President at Berkshire Hathaway’s Reinsurance Group for seven years and a key member of the underwriting team. Immediately prior to joining Berkshire, Mr. Govrin founded Hudson Insurance Capital Partners, a specialty insurance focused private equity fund of approximately $200 million, and Sierra Re Advisors, a boutique reinsurance intermediary. Mr. Govrin has an extensive background in both traditional and structured insurance and reinsurance and banking. Prior to forming Sierra Re Advisors (2006), Mr. Govrin spent the majority of his reinsurance career at Goldman Sachs (1997 - 2002) and Guy Carpenter (1989 - 1997), in addition to Citigroup and Ritchie Capital Management. Prior to entering the reinsurance business (1989), Mr. Govrin spent three years in fixed income at Dean Witter Reynolds and was a commercial credit analyst at Horizon Bank. Mr. Govrin holds a Bachelor of Science in finance/real estate from the University of Denver and a Master of Business Administration in Finance from NYU’s Stern School of Business.

Vievette M. Henry has served as Chief People Officer since March 2021. Ms. Henry is responsible for leading the People function for SiriusPoint and its approximately 1,200 staff members worldwide. Ms. Henry joined the Company from AIG in New York, where she served as Global Head of Talent, Organizational Effectiveness, and Chief Diversity Officer since 2018. Ms. Henry has led successful global human capital strategies, organizational development and talent management programs for multinational companies. Prior to joining AIG in 2014, Ms. Henry served as Executive Director, Strategic Human Resources Partner at Columbia University in New York. She previously held HR positions in Citigroup, JP Morgan Chase, Pfizer and Credit Suisse Investment Bank. Ms. Henry holds a Bachelor of Arts in Computer Science from Clarke University, and an MBA from Dowling College School of Business.

David W. Junius has served as the Chief Financial Officer of the Company since the closing of the Merger on February 2021. He previously served as Chief Operating Officer since October 2020. Mr. Junius brings 23 years of industry experience derived from his tenure at AIG having most recently served as Chief Financial Officer for the International division of the General Insurance segment of AIG from 2018 until October 2020. Mr. Junius previously served as AIG’s Corporate Treasurer from 2016 to 2018, the Head of Capital Strategy for AIG’s Treasury Group from 2014 to 2016, the Chief Financial Officer and Executive Vice President for the Asia Pacific division of AIG’s Property and Casualty segment from 2009 to 2014, Managing Director of AIG Strategic Planning from 2000 to 2009, and a Senior Political Risk Underwriter for AIG’s Trade Credit and Political Risk division from 1997 to 2000. Mr. Junius holds a Bachelor of Arts in International Relations & Soviet Studies from Boston University, a Master of Arts in International Affairs from the George Washington University and an MBA in Analytical Finance & Accounting from the University of Chicago Booth School of Business.

Daniel V. Malloy has served as the President, Global Distribution and Services and Global Head of Run-off since March 2021. Previously, he served as the Chief Executive Officer of Third Point Reinsurance Ltd. from May 2019. Mr. Malloy has also served as Chief Executive Officer of Third Point Reinsurance Company Ltd. since August 2017 and as Chief Underwriting Officer of Third Point Reinsurance Company Ltd. since May 2019. Prior to this, Mr. Malloy served as the Executive Vice President, Underwriting of Third Point Reinsurance Company Ltd. since January 2012. Prior to joining Third Point Reinsurance Ltd., Mr. Malloy worked at Aon Benfield from 2003 where he co-led the Specialty Lines practice groups, which were responsible for providing clients and brokers with primary and reinsurance market updates, peer analytics, new product ideas, growth initiatives and placement assistance. Specialty Lines include the casualty, professional liability, surety, workers’ compensation, property risk, environmental, structured reinsurance and MGA practices. Mr. Malloy has over 35 years of reinsurance experience, including 10 years of structured reinsurance underwriting. Before joining Aon Benfield, he was President and a board member of Stockton Reinsurance Ltd. in Bermuda (1998 - 2003). His experience with structured reinsurance began when he served as President of Centre Re Bermuda (1993 - 1998). Mr. Malloy began his reinsurance career in 1981 working as a reinsurance broker for Sedgwick Re for 12 years. Mr. Malloy holds a Bachelor of Arts Degree in Biology from Dartmouth College.

Ming Zhang has served as the Chief Investment Officer of the Company since November 2020. Prior to joining the Company, Mr. Zhang served as Senior Vice President, Head of Insurance and Product Risk Management at MetLife Inc., responsible for MetLife’s global insurance risk management, product risk and pricing oversight, and product and case approvals. Prior to joining MetLife, he worked at American International Group, Inc. (AIG) from 2011 to 2019, where he most recently served as Senior Managing Director, Chief Market Risk Officer, responsible for AIG’s global market risk management, strategy and oversight, while also heading AIG’s Group Internal Capital program and Portfolio Analytics for AIG Investments. Prior to joining AIG, Mr. Zhang worked as an engagement manager at Oliver Wyman, covering financial services clients. Mr. Zhang holds a PhD in Physics from the University of Chicago.

Board of Directors

Our business and affairs are managed under the direction of the Board which is the Company’s ultimate decision-making body, other than those matters reserved for the Company’s shareholders. The Board establishes the Company’s overall corporate policies, evaluates the Company’s Chief Executive Officer and the senior leadership team and acts as an advisor and counselor to senior management. The Board also oversees the Company’s business strategy and planning, as well as the performance of the Company’s management in executing the Company’s business strategy, assessing and managing risks and managing the Company’s day-to-day operations. The size of the Board may be fixed from time to time by our Board as provided in our Bye-laws. The Board currently consists of 12 directors. See “—Election and Classification of Directors.”

Election and Classification of Directors

Three Class II directors will be elected at this year’s Annual General Meeting. The Class II directors elected at the Annual General Meeting will serve until the annual general meeting of shareholders to be held in 2024 when each such director’s successor is duly elected and qualified, or any such director’s earlier death, disability, disqualification, resignation or removal.

In accordance with our Bye-laws, the Board is divided into three classes, Class I, Class II, Class III, with members of each class serving staggered three-year terms. At each annual general meeting of shareholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve for a three-year term until the third annual general meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with the Bye-laws. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. For information regarding the applicable voting standards for the election of directors, see the section entitled “Proxy Statement General Information About the Annual General Meeting—What is the voting requirement for each proposal?”

The Company has achieved its current success under the oversight of a classified board since its inception. The classified board, a feature of corporate governance that has been common for nearly a century, provides enhanced continuity and stability in the Board's business strategies and policies. Generally, at all times, two-thirds of the directors will have had prior experience and familiarity with oversight of the Company's business and affairs while still annually providing an opportunity for the election of one-third of the Board with new directors. This structure enables the Board to build on past experience and plan for a reasonable period into the future. A classified board also fosters board independence as independent board members are provided with time to cultivate an understanding of the Company's business and operations, making them less reliant on management's perspective.

In addition to providing experienced directors, a classified board helps the Company attract and retain highly qualified individuals willing to commit the time and resources necessary to understand the Company and its management, operations and competitive environment. Further, a classified board encourages a long-term focus in overseeing the management of the business and affairs of the Company, and allows our directors to focus their attention on long-term stockholder value. If directors were up for election every year, they could feel pressure to generate short-term returns. In addition, in the event that the Company becomes subject to an unsolicited takeover proposal, a classified board permits greater time and a more orderly process for directors to consider any takeover bids and to explore all alternatives to maximize stockholder value. A classified board also makes it more likely that persons who may seek to acquire control of the Company will initiate such action through negotiations with the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors provides the Board with an adequate opportunity to fulfill its duties to the Company's shareholders to review any takeover proposal, study appropriate alternatives and act in the best interests of the Company. As a result of these factors, the Board has determined that maintaining a classified Board is in the best interests of the Company and its shareholders.

Certain Investor Rights

The Daniel S. Loeb Investor Rights Agreement (as defined below) provides Daniel S. Loeb with the right to consent to a variety of significant corporate actions. In addition, Daniel S. Loeb has the right to appoint one of his representatives to attend Board meetings in an observer capacity so long as he holds shares in the Company.

The CMB Investor Rights Agreement provides that for so long as the Investor Affiliated Group beneficially owns at least 9.9% of the Company’s common shares, CM Bermuda shall have the right to designate an observer to the Board. In addition, for so long as the Investor Affiliated Group beneficially owns at least 9.9% of the Company’s common shares, they will be subject to certain customary standstill restrictions. CM Bermuda’s board observer right and the standstill restrictions will terminate on the later of May 22, 2022 and the date on which CM Bermuda or one of its Affiliates or Related Persons, as defined in the CMB Investor Rights Agreement, no longer has a representative designated by CM Bermuda or one of its Affiliates or Related Persons serving as a director on the Board.

For more information about the Daniel S. Loeb Investor Rights Agreement and the CMB Investor Rights Agreement see also the section “ —Certain Relationships and Related Party Transactions.”

Board of Directors Following the Annual General Meeting

Subject to shareholder approval of Proposal 1, the following table sets forth information, including the age of directors, as of March 31, 2021 regarding individuals who will serve as members of the Board following the Annual General Meeting. Daniel V. Malloy and Rachelle C. Keller will not stand for re-election at the Company’s 2021 Annual General Meeting.

NAME	AGE	POSITION
Siddhartha Sankaran	43	Class III Director, Chief Executive Officer & Chairman of the Board
Joseph L. Dowling III	56	Class III Director
Rafe de la Gueronniere*	68	Class III Director
Gretchen Hayes	65	Class I Director
Sharon M. Ludlow	54	Class III Director
Mehdi Mahmud	48	Class II Director
Franklin Montross IV	65	Class I Director
Mark Parkin	70	Class II Director
Peter Wei Han Tan	48	Class I Director
Joshua L. Targoff**	51	Class II Director
*Co-Lead Director & Lead Independent Director
**Co-Lead Director
Continuing Directors

The biographical information for the directors whose terms will continue after the Annual General Meeting and will expire at the annual general meeting to be held in 2023 (Class I) or the annual general meeting to be held in 2022 (Class III) are listed below.

Siddhartha Sankaran (Class III) serves as Chairman of the Board since his appointment in August 2020 and has been a member of the Board since August 2019. Prior to becoming Chief Executive Officer on February 26, 2021, Mr. Sankaran was the Chief Financial Officer at Oscar Health, a technology-driven health care company, since March 1, 2019. He previously served as Chief Financial Officer of American International Group, Inc. (“AIG”) (2016-2018). Prior to that, he spent five years as AIG’s Chief Risk Officer. Before joining AIG, Mr. Sankaran was a partner in the finance and risk practice at Oliver Wyman Financial Services. Mr. Sankaran currently serves on the board of Oscar Health where he chairs the Finance, Risk and Investment Committee. Mr. Sankaran holds a Bachelor of Mathematics Degree with a major in Actuarial Science graduating with distinction from the University of Waterloo.

The Board considered Mr. Sankaran’s extensive industry experience and service as the Chief Financial Officer to other companies, including AIG and Oscar Health, and Mr. Sankaran’s experience as a director of the Company, and concluded that Mr. Sankaran should continue to serve as a director because he brings a diverse set of skills, breadth of knowledge and valuable financial and risk management experience to our Board.

Joseph L. Dowling III (Class III) has served as a director of the Company since November 2019. Mr. Dowling is currently the co-head of the hedge fund unit at Blackstone Group Inc. He was previously Brown University's Chairman of the Investment Office and Special Advisor to the University's President. Prior to that, he was the Chief Investment Officer and CEO of the Investment Office responsible for the University's $4.4 billion endowment and 21-member investment office. Mr. Dowling was the interim Chief Financial Officer at Brown University from July 2019 to January 2020. Prior to joining Brown, he was Founder and Chief Executive Officer of Narragansett Asset Management LLC, which managed funds for institutions, pension funds and endowments from 1998 to 2006. Mr. Dowling is a Trustee of the Harbor Funds and is a director of Integrated Electrical Services, Inc. and a Director and Treasurer of the U.S. Lacrosse Foundation. His prior work experience include roles with the First Boston Corporation, Tudor Investments and Oracle Partners, L.P. Mr. Dowling holds a Bachelor of Arts with Honors from Harvard College and a Master of Business Administration from Harvard Business School.

The Board considered Mr. Dowling’s extensive experience with investment portfolio matters serving as the co-head of a hedge fund unit and head of two academic investment offices and his qualification as an independent director and concluded that Mr. Dowling should continue to serve as a director because he brings extensive experience in leading and managing significant investment portfolios to our Board.

Rafe de la Gueronniere (Class III) has served as a director of the Company since November 2013. Mr. de la Gueronniere was Vice Chairman and Co-Founder of New Providence Asset Management (founded in 2003). Prior to co-founding New Providence Asset Management, Mr. de la Gueronniere was a Principal at the Mariner Investment Group, Chairman of the Discount Corporation of New York, and a Member of the Management Committee and Board at Paine Webber, Inc. Mr. de la Gueronniere began his career at J.P. Morgan & Co. where he was a Senior Vice President responsible for the fixed income and precious metals businesses. Mr. de la Gueronniere was a member of the Investment Committee of the John D. and Catherine T. MacArthur Foundation. He formerly served as a Trustee and Investment Committee Chair for both the Taft School and the Far Hills Country Day School and was a longstanding member of the U.S. Treasury Debt Management Advisory Committee. He has more than 40 years of experience in fixed income, equity investing, foreign exchange, and the precious metals business. Mr. de la Gueronniere holds a Bachelor of Arts Degree in English from Brown University.
The Board considered Mr. de la Gueronniere’s more than 40 years’ experience in the investment and banking industries and his qualification as an independent director and concluded that Mr. de la Gueronniere should continue to serve as a director because he brings his expertise and extensive knowledge in fixed income, equity investing and foreign exchange trading to our Board.
Gretchen A. Hayes (Class I) has served as a director of the Company since May 2018. Ms. Hayes is a Managing Director of Sandbox Industries, a sponsor of sector-based venture funds, and also MD of Sandbox InsurTech Ventures, a venture capital fund that invests in InsurTech innovation and provides related strategic advantages to its investors. Previously, as Managing Director of Guy Carpenter’s Strategic Advisory Group, Ms. Hayes developed and led the firm's InsurTech investment and partnership strategy from 2013 to 2016. Over a 25-year career with AIG, Ms. Hayes held a variety of operational, underwriting and executive leadership positions, including President of AIG’s Strategic Relationship Group, which led revenue growth strategies for AIG's largest global clients, President of the Global Trade Credit Division, and Chief Diversity Officer. Ms. Hayes holds a Bachelor of Arts Degree in English and Economics from the University of the Pacific.

The Board considered Ms. Hayes’s extensive experience in the insurance industry and her qualification as an independent director and concluded that Ms. Hayes should continue to serve as a director because she brings significant underwriting, technology, operational, business development, and leadership skills to our Board.

Sharon M. Ludlow (Class III) has served as a Director since February 26, 2021. She joins us with more than 25 years of experience in the life & health and property & casualty re-insurance industries. Ms. Ludlow served as President & CEO of the Canadian operations of Swiss Re from 2005 to 2014 and as President of Aviva Insurance Company of Canada from 2014 to 2016. Ms. Ludlow also advised OMERS, one of Canada's largest defined benefit pension plans, on its global investment strategy in the insurance sector. Ms. Ludlow currently serves on the boards of Green Shield Canada and EIS Group and the Lombard International Board of Directors where she chairs the Audit and Risk Committee. Ms. Ludlow is a Chartered Professional Accountant/Chartered Accountant (CPA, CA Canada) and holds a Bachelor of Commerce degree from the University of Toronto. She is also a graduate of the Corporate Directors program at Rotman School of Management, University of Toronto and holds an Institute of Corporate Directors designation (ICD.D).

The Board concluded that Ms. Ludlow should continue to serve as a director because of her extensive experience in the life & health and property & casualty re-insurance industries and her qualification as an independent director and as a financial expert.

Franklin Montross IV (Class I) has served as a Director since February 26, 2021. He has served as Chairman and CEO of General Re Corporation where he began his career in 1978 as a Casualty Facultative underwriter. From April 2009 to December 2016 Mr. Montross served as Chairman and CEO of General Re. Mr. Montross joined General Re in 1978 where he held a number of positions of increasing responsibility, both in the U.S. and internationally, including Chief Underwriter for the Treaty business. In 2001 he became a member of Gen Re’s Executive Committee and the group’s President and Chief Underwriting Officer, with management responsibilities including Treaty underwriting, actuarial and claims. Mr. Montross holds a Bachelor of Arts degree with a major in Economics from Harvard College.

The Board concluded that Mr. Montross should continue to serve as a director because of his extensive experience in the property & casualty insurance industries and his qualification as an independent director.

Peter Wei Han Tan (Class I) has served as a director of the Company since February 26, 2021. Mr. Tan is currently Chairman of CMIG International Holding Pte. Ltd. (“CMIG International”) and CM Bermuda Ltd. (“CM Bermuda”) and a non-executive director of Skandia Holding de Colombia, S.A. He is currently a director of Luxaviation Acquisition S.A. and Luxaviation Holding Company and continues to run his family offices in Hong Kong and Shanghai. Mr. Tan previously served as Chairman of Chongqing Zongjin Investment Co., Ltd, the financial arm of Zongshen Industrial Group, on the board of directors of Israel Infinity Agriculture Fund and as a non-executive director of Harbour Air. In 2012, he served as Chief Executive Officer of IDI, Inc. (NYSE: IDI). He was also a partner and founding team of SIG China, Susquehanna International Group’s China private equity and venture capital fund. Since 2005, Mr. Tan has been actively involved in over 40 investments in China, 12 of which were eventually listed on international stock exchanges. Mr. Tan formerly served on the board of multiple companies prior to their U.S. listing, including Home Inns (NASDAQ: HMIN), E-House (NYSE: EJ) and Bona Entertainment Group (NASDAQ: BONA). Prior to SIG China, Mr. Tan was an attorney with White & Case LLP (2003) and Perkins Coie LLP (1997), where he founded the Asian private equity & venture capital practices of the firms in Hong Kong. He is an advocate & solicitor of England & Wales, Hong Kong and Singapore. Mr. Tan graduated with an LL.B Honors from the National University of Singapore.

The Board concluded that Mr. Tan should continue to serve as a director because of his extensive investment experience working with publicly listed global companies and his service as the Chairman of CMIG International Holding Pte Ltd. and CM Bermuda Limited.

Qualifications

In considering candidates for the Board of Directors, the Governance and Nominating Committee takes into account the Company’s Corporate Governance Guidelines and all other factors deemed appropriate by the Governance and Nominating Committee. The Governance and Nominating Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Individuals are considered for nomination to the Board based on their business and professional experience, judgment, diversity, age, skill and background. Directors are expected to make a significant time commitment to the Company.

SUMMARY OF DIRECTOR QUALIFICATIONS AND EXPERIENCE
Skills and Experience	Rafe de la Gueronniere	Joseph L. Dowling III	Gretchen A. Hayes	Sharon M. Ludlow	Mehdi Mahmud	Franklin Montross IV	Mark Parkin	Siddhartha Sankaran	Joshua L. Targoff	Peter Wei Han Tan
Board of Director Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Reinsurance Industry Experience			✓	✓		✓	✓	✓		✓
CEO/Business Head	✓	✓	✓	✓	✓	✓		✓	✓	✓
Risk Management Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Literacy/Accounting Experience		✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory/Government Experience				✓		✓	✓	✓	✓	✓
Financial Services Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International/Global Business Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Investment Experience	✓	✓		✓	✓			✓	✓	✓
Information Regarding the Class II Director Nominees for Election to the Board

Set forth below is biographical information concerning the nominees standing for re-election at the Annual General Meeting. Following the biographical information for the nominee is a description of the nominee’s specific experience, qualifications, attributes and skills that the Governance and Nominating Committee and the Board considered in determining whether to recommend the nominee for election to the Board. In addition to the information presented below, the Company believes that a board that includes the nominee constitutes a board with integrity, strong business acumen, relevant industry expertise and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds.
Mehdi A. Mahmud has served as a director of the Company since August 6, 2020. He is currently President and Chief Executive Officer of First Eagle Investment Management. He also serves as the President of First Eagle Funds. Prior to joining First Eagle Investment Management in March 2016, Mr. Mahmud worked at Jennison Associates, where he was CEO and Chairman of the Board. Prior to his CEO role, he held several senior management positions at Jennison relating to product and business strategy, investment supervision of the firm’s value, small-cap, opportunistic and income-equity capabilities, and oversight of key support areas, including institutional, retail and sub-advisory client activities. Mr. Mahmud has served in a variety of investment and management roles at J.P. Morgan Investment Management and Credit Suisse Asset Management. Mr. Mahmud received a BS in electrical engineering from Yale University.
The Board considered Mr. Mahmud’s extensive leadership and investment experience and his qualification as an independent director, and concluded that Mr. Mahmud should continue to serve as a director because he brings significant experience in managing investment portfolios to the Board.

Mark Parkin has served as a director of the Company since November 2013. Mr. Parkin was employed by Deloitte & Touche LLP (and its predecessor Touche Ross & Co.) for 37 years, with 26 years as a Partner of the firm serving audit clients who were primarily operating in the insurance industry. Mr. Parkin served as the Managing Partner of Deloitte & Touche LLP’s Insurance Audit and Enterprise Risk Services practice from 2009 to 2012, and as its Insurance Industry Professional Practice Director from 2006 to 2008. Mr. Parkin was the Chairman of the AICPA Property and Liability Insurance Entities Audit and Accounting Guide Overhaul Task Force and a member of the AICPA’s Insurance Expert Panel, Deposit Accounting Task Force and Reinsurance Accounting and Auditing Task Force. Mr. Parkin holds a Bachelor of Arts Degree in English and a Master of Accounting Science Degree from the University of Illinois. He is a Certified Public Accountant.

The Board considered Mr. Parkin’s extensive experience as a senior partner of a top audit firm serving the insurance industry, Chairman of the AICPA Property and Liability Insurance Entities Audit and Accounting Guide Overhaul Task Force and membership of the AICPA’s Insurance Expert Panel, Deposit Accounting Task Force and Reinsurance Accounting and Auditing Task Force and his qualification as an independent director and as financial expert and concluded that he should continue to serve on the Board because he brings experience in accounting, finance and management to the Board.
Joshua L. Targoff has served as a director of the Company since December 2011 and served as the Chairman from February 2018 to August 2020. Mr. Targoff is currently a Partner of Third Point LLC where he serves as General Counsel (since 2008) and Chief Operating Officer (since 2009). Prior to joining Third Point LLC, Mr. Targoff served in the legal department of Jefferies & Company, Inc. from 2003 to 2008 where he was most recently the General Counsel of Investment Banking. From 1996 to 2003, Mr. Targoff was previously an associate in the law firm of Debevoise & Plimpton LLP. He serves as a director of Third Point Offshore Investors Limited, Third Point Offshore Fund, Ltd. and Third Point Ultra Ltd. Mr. Targoff holds a Bachelor of Arts Degree in Political Science from Brown University and a Juris Doctor Degree from Yale Law School.
The Board considered Mr. Targoff’s extensive legal qualifications and experience as the General Counsel of Investment Banking for Jefferies & Company, Inc., and as a Partner and the General Counsel and Chief Operating Officer of Third Point LLC, and concluded that he should continue to serve on the Board because he brings experience in investment management, legal and regulatory matters, corporate governance, risk management and business development to the Board.
Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines which set forth a flexible framework within which our Board, assisted by our Board Committees, directs the affairs of the Company. These guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board Committees and selection of new directors.
SiriusPoint Ltd. has adopted a Code of Business Conduct and Ethics that applies to our Board and all of our employees including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions in carrying out their responsibilities to, and on behalf of, SiriusPoint Ltd. If we make any amendments to the Code of Business Conduct and Ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendments or waiver on our website.

The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.siriuspt.com.
Director Independence

Under the NYSE listing standards, in order to consider a director as independent, the board of directors must affirmatively determine that he or she has no material relationship with the Company. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or the independent registered public accounting firm serving as its independent auditor.
The Board undertook its annual review of director independence in March 2021. As a result of this review, the Board affirmatively determined that Rafe de la Gueronniere, Joseph L. Dowling III, Gretchen A. Hayes, Rachelle C. Keller, Sharon M. Ludlow, Franklin Montross IV, Mehdi Mahmud, and Mark Parkin are “independent” as defined in the federal securities laws and applicable NYSE rules. The standards for determining director independence are specified in Schedule A to our Corporate Governance Guidelines, available on the Company’s website at www.siriuspt.com.
The Company’s Audit, Compensation, and Governance and Nominating Committees are currently composed of independent directors only. See the “Committees of the Board of Directors” section of this Proxy Statement for further information.
Board Meetings and Attendance at Annual General Meeting

The Board held three board meetings and six Committee meetings during 2020 and acted by written consent 27 times. Given travel restrictions as a result of the COVID-19 pandemic in 2020, our Board attended informational calls and adopted resolutions by way of unanimous written consent. All Directors attended 100% of all the meetings of the Board and Committee members attended 100% of all meetings of the Committees on which they served during 2020. We do not have a formal policy regarding attendance by members of our Board at our annual general meetings. However, directors are expected to attend all annual general meetings of shareholders. Given current travel restrictions as a result of the COVID-19 pandemic, members of our Board attended the 2020 Annual General Meeting telephonically.

The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management, and the Company complies with these requirements. The Company’s Corporate Governance Guidelines state that the Chairman of the Board (to the extent such director is an “independent director”) or the lead director, as applicable, shall act as chair at such meetings. Our independent directors met separately from the other directors in executive session during 2020. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, see “—Communications with the Board of Directors” below.

Board Leadership Structure

The Board review the Company’s leadership structure from time to time. As part of Mr. Sankaran’s transition to the role of Chief Executive Officer in February 2021, the Board determined to combine the role of Chairman of the Board and CEO. Mr. Sankaran successfully served in the Chairman of the Board role since 2020 and the Board believes that following the Merger (as defined below), having a combined Chairman and Chief Executive Officer, a majority of independent directors, a Lead Independent Director, co-Lead Directors and Audit, Compensation and Governance and Nominating Committees composed exclusively of independent directors provides an effective and appropriate leadership structure for the Company.
The Company’s Corporate Governance Guidelines provide that a Chairman be elected by the Board from among its members to preside at all meetings of the Board, or otherwise in accordance with the Company’s Bye-laws. The Board does not have a policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interest of the Company at a given point in time. At this time, the Board believes that combining the roles of Chairman and Chief Executive Officer fosters unified leadership and direction for the Board and executive management and allows for alignment and clear accountability in the development and execution of the Company’s strategic initiatives and business plans. By serving as both our Chairman and Chief Executive Officer, Mr. Sankaran will be able to provide strong and consistent leadership, vision and direction as we pursue our business plans. Mr. Sankaran has extensive knowledge of all aspects of the Company, its business and risks, its industry and its customers. He is intimately involved in the day-to-day operations of the Company and is in the best position to elevate the most critical business issues for consideration by the Board. The Board believes having Mr. Sankaran serve in both capacities allows him to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges. The Board also believes that the combined Chairman and Chief Executive Officer structure provides clearer accountability to our shareholders and customers and allows one person to speak for and lead the Company and the Board. In addition, the Board believes that its information flow, meetings, deliberations, and decision-making processes are more focused, efficient, and effective when the Chairman and Chief Executive Officer roles are combined. The combined role is counterbalanced and enhanced by the effective oversight and independence of the Board and the leadership of the Lead Independent Director, and Co-Lead Directors and independent chairs of the Compensation, Governance and Nominating and Audit Committees. Moreover, the Board believes that the appointment of a strong Lead Independent Director and Co-Lead Directors, the use of regular executive sessions of the non-management and independent directors, along with the Board’s strong committee system, allow it to maintain effective oversight and independence of management. In our view, splitting the roles would potentially make our management and governance processes less effective through undesirable duplication of work and possibly lead to a blurring of clear lines of accountability and responsibility.
The Lead Independent Director is elected by a majority of independent directors and serves at the pleasure of the Board. Our current Lead Independent Director is Mr. de la Gueronniere. Mr. de la Gueronniere is an engaged and active director. Having worked with Mr. Sankaran on the Board for several years, Mr. de la Gueronniere is well positioned to work collaboratively with Mr. Sankaran, while providing strong independent oversight. The Lead Independent Director has the following responsibilities:
•presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•calling meetings of independent directors;
•serving as the principal liaison among the Chairman, any other non-independent directors and the independent directors to facilitate discussion of issues discussed in the executive sessions and to ensure the flow of information;
•collaborating with the Chairman and General Counsel on meeting agendas for the Board; and
•retaining outside advisors and consultants who report directly to the Board on Board-wide issues.

In addition to the responsibilities described above, it is expected that Mr. de la Gueronniere will regularly communicate with the Chairman and Chief Executive Officer between Board meetings to discuss a variety of matters.

The Board recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interest of the Company. Accordingly, the Board intends to regularly review its governance structure and has the discretion to modify its leadership structure in the future if it deems it in the best interest of the Company to do so.

Board and Board Committee Performance Evaluations

The Board conducts an annual self-evaluation of the Board as a whole and each of its committees to determine whether they are functioning effectively and meeting their objectives and goals. Our processes enable directors to provide anonymous and confidential feedback, which is then reviewed and addressed by the independent directors led by the Chairman of the Board. In addition, each committee’s chair reviews the feedback with each of their respective Committees in order to promote the effectiveness of the Board and each Board Committee. Following the review, changes in practices or procedures are considered and implemented, as appropriate. The Board finds that this process generates robust comments, and provides the Board the opportunity to make changes that are designed to increase Board effectiveness and efficiency. The Governance and Nominating Committee oversees the annual self-evaluation process.
In 2020, the Board conducted an independent third-party evaluation of its performance, the results of which were then presented to the Board at an executive session and reviewed by the Governance and Nominating Committee. In addition, in 2020, the Audit Committee, Compensation Committee, Risk and Capital Management Committee, Governance and Nominating Committee and Investment Committee each conducted a self-evaluation.

Committees of the Board of Directors

The Board has established an Audit Committee, Compensation Committee, Governance and Nominating Committee, Risk and Capital Management Committee, and Investment Committee. Under the applicable requirements of the NYSE, each of the Audit, Compensation, and Governance and Nominating Committees consists exclusively of members who qualify as independent directors.

A description of each Board Committee is set forth below. Except as noted below, the members of each Board Committee have continued to serve through the date of this Proxy Statement. Prior to April 13, 2021, the Company also had an Executive Committee, which was disbanded at the determination of the Board,

Audit Committee

We have established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee has the responsibility for, among other things, assisting the Board in reviewing: our financial reporting and other internal control processes; our financial statements; the independent auditor’s qualifications, independence and performance; the performance of our internal audit function; and our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.
The Audit Committee held one meeting during 2020. Given travel restrictions as a result of the COVID-19 pandemic in 2020, members of our Audit Committee attended informational calls and adopted resolutions by way of unanimous written consent. The members of Audit Committee currently are Mark Parkin (Chairman), Gretchen A. Hayes and Mehdi Mahmud. Each of the members of the Audit Committee, qualifies as an “independent” director as defined under the NYSE rules and Rule 10A-3 of the Exchange Act.

All of the members of the Audit Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE rules. The Board also has determined that Mark Parkin qualifies as an “Audit Committee financial expert” as defined by SEC rules. Please refer to the section entitled “Information Regarding the Nominees for Election to the Board of Directors” for Mark Parkin’s relevant experience.
Compensation Committee

Our Compensation Committee is responsible for reviewing and approving the compensation of the Company’s executive officers and directors, overseeing the administration of our employee benefit plans, authorizing and administering equity awards and other incentive arrangements and reviewing and approving employment and related agreements of our executive officers and directors.

The Compensation Committee also periodically reviews management development and succession plans, including establishing policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer.
The Compensation Committee held one meeting during 2020. Given travel restrictions as a result of the COVID-19 pandemic in 2020, members of our Compensation Committee attended informational calls and adopted resolutions by way of unanimous written consent. The members of the Committee currently are Gretchen A. Hayes (Chairman), Joseph L. Dowling III and Mark Parkin. Each of the members of the Compensation Committee qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC and the NYSE.
Governance and Nominating Committee

Our Governance and Nominating Committee is responsible for, among other things, identifying and recommending candidates for election to our Board, reviewing the composition of the Board and its Committees, developing and recommending to the Board corporate governance guidelines that are applicable to us, and overseeing Board evaluations.

The Governance and Nominating Committee held one meeting during 2020. Given travel restrictions as a result of the COVID-19 pandemic in 2020, members of our Governance and Nominating Committee attended informational calls and adopted resolutions by way of unanimous written consent. The members of the Governance and Nominating Committee currently are Joseph L. Dowling III (Chairman), Gretchen Hayes and Mark Parkin. Each of the members of the Governance and Nominating Committee qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC and the NYSE.
Investment Committee

Our Investment Committee is responsible for overseeing the management of the Company’s investment portfolio and reviewing the performance of Third Point LLC, or any successor investment manager(s). The Investment Committee held one meeting during 2020. Given travel restrictions as a result of the COVID-19 pandemic in 2020, members of our Investment Committee attended informational calls and adopted resolutions by way of unanimous written consent. The members of the Investment Committee currently are Rafe de la Gueronniere (Chairman), Joseph L. Dowling III, Mehdi Mahmud and Siddhartha Sankaran.

Risk and Capital Management Committee

Our Risk and Capital Management Committee is responsible for overseeing our risk appetite and risk management framework as well as our financial and capital markets strategies, including existing and proposed strategies. The Risk and Capital Management Committee held one meeting during 2020. Given travel restrictions as a result of the COVID-19 pandemic in 2020, members of our Risk and Capital Management Committee attended informational calls and adopted resolutions by way of unanimous written consent. The members of the Risk and Capital Management Committee currently are Mehdi Mahmud (Chairman), Rafe de la Gueronniere, Mark Parkin, and Siddhartha Sankaran.

Committees of the Board of Directors - Post Annual General Meeting

Assuming election of the Board nominees, the following sets out the persons who will constitute the Company’s Board following the Annual General Meeting, including their expected Committee assignments:

Name	Audit	Compensation	Governance and Nominating	Investment	Risk and Capital Management
Joseph L. Dowling III				✓
Rafe de la Gueronniere*			✓	Chairman
Gretchen A. Hayes		Chairman	✓
Sharon M. Ludlow	✓				✓
Mehdi Mahmud		✓	Chairman	✓
Franklin Montross IV	✓	✓	✓		Chairman
Mark Parkin	Chairman	✓			✓
Siddhartha Sankaran***
Joshua L. Targoff**				✓	✓
Peter Tan				✓	✓
* Lead Independent Director, Co-Lead Director
** Co-Lead Director
*** Chairman of the Board

Environmental and Social Responsibility
We value our employees and are committed to maintaining a respectful workplace and environment. We also expect employees to demonstrate respect for our local communities and global environment. We recognize that even the smallest measures contribute to minimizing the impact of our business operations on the environment. For more information about our Environmental, Social and Governance (“ESG”) initiatives, please see the Company’s ESG report published on our website at: www.siriuspt.com.

Director Nominating Process and Diversity

The Board is responsible for nominating candidates for election to the Board and for filling vacancies on the Board that may occur between annual general meetings of shareholders. The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its recommendations, the Governance and Nominating Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate. The Governance and Nominating Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria.

The Governance and Nominating Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences, gender, race and cultural diversity, and other differentiating characteristics, are an important element of its nomination recommendations. The Governance and Nominating Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a director candidate. However, board candidates are selected based upon various criteria, including business and professional experience, judgment, diversity, age, skill, background, education, time availability in light of other commitments, and such other relevant factors that the Governance and Nominating Committee considers appropriate in the context of the needs of the Board. Although the Board does not have a formal diversity policy, the Governance and Nominating Committee and Board review all of these factors, including gender, race and cultural diversity, in considering candidates for Board membership.

No candidates for director nominations were submitted by any shareholder in connection with the Annual General Meeting. For a description of the procedures and requirements for a shareholder to submit a director nomination, shareholders should refer to the Company's Bye-laws.
Outside Advisors

Our Board and each of its Committees may retain outside advisors and consultants of their choosing at our expense. The Board need not obtain management’s consent to retain outside advisors. In 2020 and 2021, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) to provide advice on executive compensation matters, including the Compensation, Discussion and Analysis contained in this Proxy Statement. In connection with Mercer’s retention, the Compensation Committee conducted an assessment of potential conflicts of interest, considering various factors including the six factors mandated by the NYSE rules, and did not identify no conflicts of interest relating to its services have been identified. See “Role of the Compensation Committee” in the Compensation Discussion & Analysis for more information regarding the services provided by Mercer. Mercer provided no additional services to the Company or its affiliates during 2020.

Committee Charters

The charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee are available on our website at www.siriuspt.com and may also be obtained upon request without charge by writing to the Secretary, SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda. The committee charters are reviewed at least annually and each Committee recommends any proposed changes to the Board for approval.
Risk Management and Oversight

Our Board takes an enterprise-wide approach to risk management which seeks to complement our organizational objectives, strategic objectives, long-term performance and the overall enhancement of shareholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, underwriting results, investment performance, cybersecurity vulnerabilities, catastrophic events and other risks germane to the insurance and reinsurance industry. Our Board determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our Board maintains the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas.
•Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, succession planning and the incentives created by the compensation awards it administers.
•Our Audit Committee plays a key role in the Board’s exercise of its risk oversight function. The Audit Committee is primarily responsible for overseeing matters involving the Company’s financial and operational risks, and the guidelines, policies and processes for managing such risks, including internal controls. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management’s assessment of the Company’s internal control over financial reporting, reviewing the results of regulatory examinations, and receiving quarterly reports on legal and regulatory matters. Additionally, the Company’s independent auditor regularly discusses risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements with the Audit Committee. In 2020, the Company utilized a third party to perform the Company’s internal audit function. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with management, the Company’s internal auditor and the Company’s independent auditor.
•Our Risk and Capital Management Committee is responsible for overseeing the Company-wide risk appetite and enterprise risk management framework. Management regularly reports on the Company’s operational processes and controls that are designed to identify, mitigate and monitor the risks and exposures that could materially impact the Company, including:
•    Insurance underwriting risk;
•    Investment, liquidity and concentration risk;
•    Market risk;
•    Credit risk;
•    Cyber, systems and operations risk (operational risk);
•    Group risk;
•    Strategic risk;
•    Reputational risk;
•    Legal and litigation risk; and
•    Such other enterprise and operational risks and exposures as determined by the Risk and Capital Committee from time to time, including unusual material risks that could have a significant impact on the Company, including financial, legal/litigation, tax, reputational, compliance and disaster recovery/business continuity risks and exposures.

•Our Governance and Nominating Committee is responsible for overseeing the review and disclosure of risks associated with ESG and the independence of our Board. As of the date of this Proxy Statement, eight of the twelve directors of the Company qualify as independent, representing 66.66% of the total Board.
Pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and/or its Committees.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2020, there were no compensation committee interlocks or insider participants. During 2020, the members of the Compensation Committee were Gretchen A. Hayes (Chairman), Joseph L. Dowling III and Mark Parkin. During 2020, none of the members of our Compensation Committee was an officer or employee of our Company, and during fiscal year 2019, no executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers or directors serving on our Board and/or Compensation Committee. None of the members of the Compensation Committee during fiscal year 2020 had any relationship requiring disclosure under Item 404 of Regulation S-K for fiscal year ended December 31, 2020.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires the Company’s directors, executive officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common shares to file reports of initial ownership of common shares and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors, executive officers and 10% owners, the Company believes that all such filing requirements were met during 2020.

Communications with the Board of Directors

Any interested parties desiring to communicate with the Board or any of the independent directors regarding the Company may directly contact such director(s) by delivering such correspondence to such director(s) (or the entire Board) in care of the Secretary at SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda.

The Audit Committee of the Board has established procedures, including through the use of a third party hotline, for employees, shareholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, or auditing matters. Details of the hotline are available on our website at www.siriuspt.com.

Report of the Audit Committee

The charter of the Audit Committee provides that the Audit Committee is responsible for the recommendation to the shareholders of the appointment, compensation, retention, termination and oversight of the work of Ernst & Young Ltd. (“EY”), our independent auditor in 2020, for the purpose of preparing or issuing an audit report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Each of the members of the Audit Committee qualified as an “independent” director as defined under Section 303A.02(a)(ii) of the NYSE rules and Rule 10A-3 of the Exchange Act. All of the members of the Audit Committee are financially literate and have accounting or related financial management expertise within the meaning of the SEC and NYSE rules. The Company’s management has the primary responsibility for the financial statements and for the financial reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The independent registered public accounting firm appointed as the Company’s independent auditor is responsible for auditing the financial statements prepared by management and the Company’s internal controls over financial reporting. The Company’s independent auditor expresses an opinion on the conformity of the Company’s financial statements with generally accepted accounting principles and on the design and operating effectiveness of the Company’s internal control over financial reporting. In this context, the Audit Committee has met and held discussions with management and EY, the independent registered public accounting firm appointed as the Company’s independent auditor in 2020, regarding the fair and complete presentation of the Company’s financial statements.

The Audit Committee reviewed and discussed with EY the matters that are required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board (“PCAOB”), including their judgments as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, all critical accounting policies and practices to be used, material alternative accounting treatments within generally accepted accounting principles discussed with management, the determination of audit tenure, critical audit matters that arose during the current period audit and other material written communications between EY and management.  As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed EY’s independence from the Company with EY.  The Audit Committee also has considered whether EY’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that EY is independent from the Company and its management.

The Audit Committee met in 2020 with the Chief Financial Officer, and representatives of EY, and the Company’s internal auditor, in regular and executive sessions to discuss the results of the applicable examinations, their evaluations of the design and operating effectiveness of the Company’s internal controls over financial reporting, and the overall quality of the Company’s financial reporting and compliance programs.
The Audit Committee annually reviews the performance and independence of EY in deciding whether to retain the audit firm or engage a different independent registered public accounting firm and whether the independent registered public accounting firm should be rotated. In connection with the Merger, the Audit Committee determined to evaluate its independent registered public accounting firm. As part of this process, the Audit Committee ran a competitive audit proposal process to evaluate potential candidates for its independent registered public accounting firm. In making its decision, the Audit Committee reviewed the rotation schedule of lead audit partner, proposed audit fees, audit approaches, transition planning, and independence of each of the candidate firms under consideration, including PwC. Ultimately, the Audit Committee determined to appoint PwC as its independent registered public accounting firm following the Merger closing. In making this determination, the Audit Committee considered PwC’s familiarity with Sirius Group as PwC had been Sirius Group’s independent registered public accounting firm prior to the Merger. The Audit Committee also favored appointing PwC based upon its competitive fees and well-developed transition plan. Following this evaluation, the Company and EY agreed that EY will resign with effect of the closing of the Merger.

On February 26, 2021, EY notified the Company that it is resigning as the Company’s independent registered public accounting firm, with effect upon the closing of the Merger (as defined below in the Section entitled “Executive Compensation—Compensation Discussion and Analysis—Overview”) as PwC would assume the role of the Company’s independent registered public accounting firm following the Merger closing. EY’s report on the Company’s financial statements as of and for the years ended December 31, 2020 and 2019, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2020 and 2019, there were no: (i) disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided EY with a copy of its Current Report on Form 8-K dated February 26, 2021 prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that EY furnish the Company with a letter addressed to the SEC stating whether or not EY agrees with the statements described above. The letter from EY is filed with the Company’s Current Report on Form 8-K filed on February 26, 2021.
On the same day following the resignation of EY, the Board appointed PwC to serve as the Company’s independent registered public accounting firm until the Annual General Meeting in 2022. The appointment of PwC for the ensuing fiscal year for a term that will expire at the Company’s Annual General Meeting in 2022 will be subject to approval by the Company’s shareholders at the Annual General Meeting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

The Audit Committee

Mark Parkin (Chairman)
Gretchen Hayes
Mehdi Mahmud

Fees Paid to Ernst & Young Ltd.

The following table sets forth the aggregate fees charged to the Company by Ernst & Young Ltd. for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2020 and 2019 and for other services rendered during 2020 and 2019 to the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

INDEPENDENT AUDITOR FEES
Fee Category	2020	2019
Audit Fees	$1,877,595	$1,715,860
Audit-Related Fees	1,240,446	544,278
Tax Fees	92,637	231,983
All Other Fees	—	3,465
Total Fees	$3,210,678	$2,495,586

Audit Fees: Includes the aggregate fees billed by Ernst & Young Ltd. for professional services and expenses rendered for the audit of the Company’s consolidated financial statements and internal controls over financial reporting.
Audit-Related Fees: Audit-related fees for 2020 primarily relate to fees paid in relation with transaction advisory services conducted by Ernst & Young Ltd. Fees paid for 2019 primarily relate to additional audit and related fees as a result of the change in the investment account structure in 2019, refer to Note 4, “Investments” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.
Tax Fees: Includes fees billed by Ernst & Young Ltd. for tax-related services in conjunction with our ongoing business operations and transaction tax advisory services.
All Other Fees: Includes fees billed by Ernst & Young Ltd. for access to their global online resource tool for accounting and auditing standards.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm Appointed as our Independent Auditor

The Audit Committee has adopted a policy requiring the Audit Committee to pre-approve all audit and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services performed by the Company’s independent auditor. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee, who must then provide a report of such pre-approvals to the Audit Committee at its next scheduled meeting. When pre-approving non-audit services by the independent auditor, the Audit Committee shall consider whether the provision of such services is consistent with maintaining the independent auditor’s independence. All services performed by Ernst & Young Ltd. in 2020 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis provides information about the material elements of compensation paid or awarded to, or earned by, our “named executive officers”, also referred to as the “NEOs”, who consist of our principal executive officer, principal financial officer, and our three other most highly compensated executive officers, for fiscal year 2020. On August 6, 2020, the Company entered into an Agreement and Plan of Merger, by and among the Company, Sirius International Insurance Group, Ltd., a Bermuda exempted company (“Sirius Group”), and Yoga Merger Sub Limited, a Bermuda exempted company and a wholly-owned subsidiary of the Company (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Sirius Group, with Sirius Group surviving as a wholly-owned subsidiary of the Company (the “Merger”). This section also discusses the impact of the Merger and other actions taken after the end of fiscal year 2020 to the extent that such actions could affect a fair understanding of the NEOs’ compensation for 2020.
Our NEOs for fiscal year 2020 were the following executive officers who served during fiscal year 2020 and prior to the Merger:

•Daniel V. Malloy, Chief Executive Officer of the Company; Chief Executive Officer of Third Point Reinsurance Company Ltd. (“Third Point Re BDA”).
•Christopher S. Coleman, Chief Financial Officer of the Company; Chief Operating Officer of Third Point Re BDA.
•Nicholas J. D. Campbell, Chief Risk Officer of the Company; Executive Vice President, Underwriting of Third Point Re BDA.
•David E. Govrin, President of Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”).
•David W. Junius, Chief Operating Officer of the Company; Chief Operating Officer of Third Point Re USA.

Subsequent to the end of fiscal year 2020, in connection with and, in each case effective as of the closing of the Merger, several key changes have been made with respect to our senior leadership team. As previously disclosed in the Company’s Current Report on Form 8-K, filed on February 22, 2021, these changes include:
•Mr. Sankaran was appointed as Chief Executive Officer of the Company.
•Mr. Malloy has ceased to serve as Chief Executive Officer of the Company and has transitioned to the role of President, Global Distribution and Head of Runoff;
•Mr. Coleman has ceased to serve as Chief Financial Officer of the Company and has transitioned to the role of Chief Accounting Officer;

•Mr. Campbell has ceased to serve as Chief Risk Officer and EVP, Underwriting of the Company and has transitioned to the role of Global Head of Specialty;

•Mr. Govrin has ceased to serve as President of Third Point Re USA and has transitioned to the role of Global Chief Underwriting Officer and President, Americas Reinsurance; and

•Mr. Junius has ceased to serve as Chief Operating Officer of the Company and has transitioned to the role of Chief Financial Officer of the Company.

The list of current executive officers and current titles is set forth above under the heading “Board of Directors, Executive Officers and Corporate Governance—Executive Officers.”

Executive Summary

SiriusPoint’s 2020 Compensation Highlights

SiriusPoint’s fiscal 2020 executive compensation program was designed to be consistent with its executive compensation principles, pay-for-performance philosophy and commitment to sound corporate governance, as summarized below.

•Significant Majority of NEOs’ Direct Compensation was At-Risk Compensation. The graphics below show that the fiscal 2020 target direct compensation for each NEO was weighted toward at-risk, variable incentive awards (in the form of both short-term cash incentives and longer-term equity incentives).

•Provided Retention Incentives to Senior Executives, including the NEOs, to Retain Talent. After consultation with Mercer, the Compensation Committee’s independent consultant, and outside counsel, the Compensation Committee took action to provide long-term retention incentives to certain employees of the Company in connection with the Merger, including certain of the NEOs, pursuant to the Retention Program described below.

•No Covid-19 Changes. We did not make any COVID-driven changes to our compensation program structure, metrics or targets.

•Managed Significant Executive Team Transitions. Before and after signing the Merger Agreement, our executive team devoted substantial effort to establishing a stable management structure to prepare for the critical post-Merger integration period.

2020 Target Compensation Pay Matrix*

*The graphics above display the annual direct compensation program applicable to our NEOs, which includes base salary, annual cash incentive and long-term incentive compensation.

Summary of our Executive Compensation Practices

	What We Do		What We Don’t Do
☑	We tie pay to performance by designing a significant portion of executive pay to be at-risk; 73% of the CEO’s 2020 compensation and, on average, 68% of the other NEOs’ compensation, is at-risk	☒	We do not award stock options with an exercise price below 100% of fair market value
☑	We require officers and directors to satisfy meaningful share ownership requirements	☒	We do not allow our directors, executive officers, employees and their related persons to pledge the Company’s securities as collateral for loans or for any other purpose without consent of the GC, CEO or Audit Committee, as applicable
☑	We mitigate undue risk in compensation programs through informed performance goal-setting that considers multiple financial and non-financial inputs	☒	We do not allow our directors, executive officers, employees and their related persons to hedge the Company’s securities
☑	Our Compensation Committee retains the services of an independent compensation consultant	☒	We do not offer “gross-ups” for golden parachute taxes
☑	We generally consider market and industry data when setting executive pay, using the median as a reference point to understand the general market	☒	We do not offer single-trigger severance or single-trigger equity vesting benefits to our NEOs
☑	We maintain a clawback policy applicable to executive officers in the event of a financial statement restatement	☒	We do not reprice stock options unless approved in advance by our shareholders
☑	We offer double-trigger change-in-control benefits

Results of Say-on-Pay Vote and Frequency of Say-on-Pay Outcomes
The Compensation Committee considers the outcome of shareholder advisory votes on executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation programs. At our 2018 annual meeting of shareholders, our shareholders approved the compensation paid to our NEOs in a non-binding advisory vote. Approximately 98% of the shareholders who voted on the proposal voted in favor of the proposal. The Compensation Committee believes the results conveyed support for the philosophy, strategy and objectives of our executive compensation program.

At our 2015 annual general meeting, our shareholders voted, on an advisory basis, to hold future advisory votes to approve executive compensation every three years. In accordance with our shareholders’ recommendation, our Board determined to include an advisory shareholder vote on executive compensation in its proxy materials every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation which “say on frequency” vote will occur at this Annual General Meeting. As discussed below under “Proposal 3—Advisory Vote on Say on Frequency,” the Board recommends that shareholders vote for an annual advisory vote to approve executive compensation.

Compensation Philosophy and Objectives

In 2020, the Compensation Committee used its Total Rewards Strategy to review, approve and oversee the Company’s executive compensation practices. The Company’s Total Rewards Strategy is to offer compensation, reward and benefit programs to executives that align with the following principles and objectives:

•Enable the Company to attract and retain superior talent, which we believe is critical to the Company’s performance;
•Provide compensation and benefits packages that are competitive with other peer companies operating in the reinsurance industry, with rewards consisting of base salary, an annual cash incentive award, a long-term incentive opportunity, certain perquisites and retirement, health and welfare benefits;
•Support a high-performance environment by linking pay with performance to achieve the Company’s objective to grow the business and deliver superior returns to its investors. As a result, the majority of executive pay is contingent on the actual results achieved;
•Motivate superior performance and strengthen the connection between pay and results by developing compensation programs that reward success both at the Company and on the individual level;
•Provide a competitive total compensation opportunity: our total cash compensation (base plus annual cash incentive) should reflect market compensation levels and total direct compensation (base, annual cash incentive, and long-term incentives) will target above the 50th percentile, assuming the individuals and the Company perform well and deliver value to shareholders;
•Determine eligibility for variable pay (annual as well as long-term incentives) largely based on competitive norms with exceptions being made from time to time in specific circumstances or for high-potential key employees;
•Support a long-term focus for executives and other key employees that appropriately balances retention and alignment with shareholder interests;
•Encourage conversations about performance and development;
•Integrate compensation and reward systems with performance management and career development programs to ensure that employees know what it takes to be successful at the Company and to help align performance goals at every level; and
•Provide clear information about pay practices and communicate openly about pay.

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation and benefits of our executive officers and directors, hiring compensation consultants, administering our employee benefit plans, authorizing and ratifying equity grants and other incentive arrangements, and authorizing employment and related agreements.
Our Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to our NEOs, other than himself, including recommendations for salary adjustments, annual cash incentives and long-term incentive awards for review, feedback and approval.
Peer Group
In connection with compensation decisions for 2020, the Compensation Committee referred to the peer group developed in 2018 (the “Peer Group”) by the Compensation Committee’s independent consultant, Mercer (US) Inc. (“Mercer”).
In selecting companies for our Peer Group, the Compensation Committee considers companies that meet one or more of the following peer group selection criteria:
•approximate to the Company’s scope of business and that of its subsidiaries, including revenue and market capitalization,
•similar to the Company in the importance to their business of capital allocation, investments and risk management,
•competitive with the Company for a comparable pool of talent, and
•reflective of the Company’s global presence.

The companies in the Peer Group, which list does not reflect subsequent merger and acquisition activity, are as follows: Argo Group International Holdings Ltd., Aspen Insurance Holdings Ltd., EMC Insurance Group Inc., Enstar Group Limited, Global Indemnity Limited, Greenlight Capital Re Ltd., James River Group Holdings, Ltd., Maiden Holdings Ltd., National General Holdings Corp., Navigators Group Inc., ProAssurance Corporation, RenaissanceRe Holdings Ltd., RLI Corp., State Auto Financial Corporation, and White Mountains Insurance Group Ltd.
During 2020, the Compensation Committee retained Mercer to advise on a variety of executive compensation matters, including a review of the Company’s executive compensation structure and design in connection with the Merger. Any changes to the Company’s compensation program design resulting from this analysis (including use of a new post-Merger peer group) generally will be implemented in 2021.
Elements of our Executive Compensation Program

During 2020, the compensation packages for our NEOs consisted primarily of salary, short-term incentive compensation, long-term incentive compensation, certain perquisites and retirement, health, and welfare benefits.
Set forth below is a discussion of each of these elements of total compensation, the reason that we provide each element, and how that element fits into our overall compensation philosophy. Each element of the Total Rewards Strategy offers something of value to executives, and incentivizes different desired behaviors and business results for the Company.
Base Salary

The primary function of base salary is to provide base compensation for executives’ ongoing performance of job responsibilities throughout the year.
•Base pay reflects sustained individual performance, contribution, and relative value, as well as competitive market practice.
•Base pay adjustments are neither guaranteed nor automatic. Base pay adjustments are intended to be clear performance messages and to make meaningful distinctions for above-average performers.
•Below-average performers do not receive base pay increases and are subject to corrective action.
•Average performers receive average or even below-average increases with consideration given to the incumbent’s position in the market or the established salary range.
•Above-average performers receive above-average increases with consideration given to the incumbent’s position in the market or established range for the role.

The minimum base salary for each of our active NEOs is set pursuant to their individual employment agreements or offer letters with the Company. Base salaries are reviewed on a periodic basis.

The table below sets forth the 2020 base salary for each of our NEOs as compared to the prior year.

NEOs	Base Salary 2019	Base Salary 2020	% Change
Daniel V. Malloy	$725,000	$850,000	17%
Christopher S. Coleman	$500,000	$520,000	4%
Nicholas J. D. Campbell	$480,000	$505,000	5%
David E. Govrin	$550,000	$550,000	—%
David W. Junius*	$—	$500,000	—%
*Mr. Junius commenced employment with the Company, as Chief Operating Officer, on October 1, 2020.

On February 27, 2020, the Compensation Committee approved increases in the base salaries of Messrs. Malloy, Coleman, and Campbell to $850,000, $520,000 and $505,000, respectively, effective April 1, 2020. The Compensation Committee did not approve any other changes to base salaries for our NEOs in 2020. The increase to

Mr. Malloy’s base salary was determined by the Compensation Committee in connection with his appointment as Chief Executive Officer of the Company. The increases to base salaries for Messrs. Coleman and Campbell were determined by the Compensation Committee in connection with discussions the Compensation Committee had with its independent compensation consultant regarding Peer Group data. The base salaries paid to each of our NEOs in 2020 is reflected in the “Summary Compensation Table” under the “Salary” column.
Annual Cash Incentive Pay
The purpose of annual cash incentive pay is to reward performance during the year based upon the achievement of individual and business goals. We believe that annual cash incentives benefit the Company as follows:
•Directly support the Company’s high-performance environment by providing executive officers with clear opportunities for performance-based rewards;
•Focus executive officers on achieving the annual financial goals of the Company by paying rewards to the extent that goals are fulfilled;
•Recognize how individuals have performed in meeting their established goals for the year, which are above and beyond their regular job duties; and
•Subject to the amount of the overall annual cash incentive pool, exceptional performance can increase the cash incentive payout while individual performance below expectations can reduce such payout.

Performance metrics are set based on the measures that the Compensation Committee determines are necessary to achieve operational success. The performance metrics are periodically reviewed and adjusted, where required, in the Compensation Committee’s judgment.

The formula to compute the annual cash incentive pool (described below) creates an annual cash incentive pool but not individual awards. The 2020 annual cash incentive pool was allocated to NEOs by the Compensation Committee upon the recommendation of our former Chief Executive Officer, Mr. Malloy, based on how each executive performed relative to his or her individual annual goals, and to the Chief Executive Officer based on the Compensation Committee’s evaluation of the performance of the Chief Executive Officer in light of previously established goals and objectives.

Annual Cash Incentive Plan for 2020

All of our NEOs participated in our 2020 annual cash incentive plan (the “Annual Incentive Plan”).
Under the Annual Incentive Plan for 2020, the total annual cash incentive pool is calculated by applying an annual cash incentive factor to 75% of the eligible base salaries included in the Annual Incentive Plan. The factors were:
▪the Company's annual Return on Equity (“ROE”) (20%),
▪the Company's Combined Ratio (60%), and
▪the Company’s strategic objectives (20%).

The factors have evolved over time to reduce the impact of the investment returns and to introduce a strategic component for the first time in 2020. At target, the ROE portion of the pool funds at 15% of salaries (30% at maximum), the Combined Ratio portion of the pool funds at 45% of salaries (90% at maximum), and the strategic component of the pool funds at 15% of salaries (30% at maximum). The maximum funding level of the Company’s 2020 annual cash incentive pool in the aggregate is 150% of total base salaries included in the pool. Funding resulting from the strategic component of the pool is determined by the Compensation Committee, in its discretion, based on the achievement of applicable strategic goals.
The following chart details the annual cash incentive pool funding under the Company’s Annual Incentive Plan for 2020 at threshold, target, and maximum levels as a percentage of paid salaries for each performance metric.  Annual cash incentive pool funding levels as a percentage of salaries for performance levels between threshold and target, and between target and maximum, are determined by linear interpolation.

Performance Metric	Threshold	Target	Maximum
ROE - 20% contribution	0%	7%	14%
% of salaries	0%	15%	30%
Combined Ratio - 60% contribution	103%	98%	93%
% of salaries	0%	45%	90%
Strategic component - 20% contribution	See objectives below
% of salaries	0%	15%	30%
TOTAL	0%	75%	150%

In respect of the strategic component, the following objectives were established by the Compensation Committee in determining the contribution of funding to the pool:
•Enhancement of the Company's underwriting performance through integration of new business lines and teams, pursuit of strategic investments in order to broaden underwriting distribution, and identification of unique opportunities for profitable premium growth;
•Continuing expansion of the property catastrophe and specialty catastrophe lines of business;
•Optimization of expense controls while continuing to make necessary investments in order to achieve strategic objectives;
•Improving rating profile with A.M. Best Company, Inc.;
•Optimization of capital management to maximize improvement in performance metrics; and
•Optimization of the investment portfolio structure, analytics and overall investment performance through the Company’s relationship with Third Point LLC.
On August 6, 2020, the Compensation Committee established a minimum incentive payment factor threshold for 2020 of 75% to be applied to the target annual cash incentive pool of 75% of eligible base salaries participating in the Annual Incentive Plan. This minimum incentive payment factor threshold was established as part of the retention program (“Retention Program”) as a retention tool and to incentivize key employees to focus on the successful closing of the Merger and related integration efforts. This change did not represent a specific guaranteed annual cash incentive payment to any one employee or otherwise change the targets or performance goals and objectives under which NEO annual cash incentives would be paid (except as described below for Mr. Govrin).
The Company’s ROE, Combined Ratio and Strategic Score for 2020 were 10.1%, 110.3% and 5 (on a scale of 1 to 5, with 1 being low and 5 being high), respectively, resulting in an annual cash incentive pool of 51.6% of eligible salaries, or $4.9 million. However, as a result of the Retention Program, the annual cash incentive pool was set at 56.3% of eligible salaries, or $5.4 million, resulting in additional funding of $422,000.
Each NEO had a target annual cash incentive that was expressed as a percentage of each NEO’s respective salary for 2020. The targets for the annual cash incentives were determined by the Compensation Committee based on seniority level, role within the Company, experience level and past performance, as follows: 100% for Mr. Malloy; 85% for Mr. Coleman; 75% for Mr. Campbell; 75% for Mr. Govrin; and 75% for Mr. Junius.  In February 2021, the Compensation Committee approved an increase in Mr. Govrin’s target annual cash incentive percentage to 100% of base salary in connection with his promotion to Chief Underwriting Officer and President, Americas Reinsurance of the combined company following the Merger.
The total annual cash incentive pool was allocated to the NEOs by the Compensation Committee upon the recommendation of our former Chief Executive Officer, Mr. Malloy, based on the target annual cash incentive opportunity and the Compensation Committee’s assessment of the NEO’s individual performance relative to his or her individual annual goals in 2020. Allocation to Mr. Malloy was based on the Compensation Committee’s evaluation of his performance in light of previously established goals and objectives. The following is a list of the material goals and objectives for 2020 considered by the Compensation Committee in making 2020 discretionary annual cash incentive determinations for our NEOs, none of which were assigned any particular weighting.

Daniel V. Malloy, Chief Executive Officer:
•Develop and execute corporate strategy and oversee all operations and business activities to ensure the Company’s results meet or exceed plan metrics and are consistent with the overall strategy of the Company;
•Assume the chief underwriting and key relationship management roles;
•In collaboration with the Board and executive management, develop a high-quality business strategy that is aligned with the Company’s short-term and long-term objectives;
•Lead and motivate the Company’s management team in its efforts to achieve Company goals;
•Develop new reinsurance opportunities and solutions that can be broadly applied to buyers of reinsurance and that further the Company’s goals with respect to underwriting profitability; and
•Support the transition to SiriusPoint and take a lead role in the integration process with Sirius Group.

Christopher S. Coleman, Chief Financial Officer of the Company and Chief Operating Officer of Third Point Re BDA:
•Manage the overall strategic objectives of the Company’s finance function;
•Develop strategies related to capital management and financial structuring in furtherance of overall Company goals;
•Address and resolve complex accounting, counter-party credit, collateral and tax issues arising in relation to reinsurance transactions and the Company’s group operations;
•As Chief Operating Officer for Third Point Re BDA (and Third Point Re USA via an intercompany services agreement), develop and implement operational initiatives related to underwriting, reserving, accounting and claims matters;
•Lead and manage the investor relations function for the Company group, including determination and execution of strategic approach to managing investor interests and oversight of outsourced investor relations consultants; and
•Manage the Company’s relationships with rating agencies and regulators.

Nicholas J. D. Campbell, Chief Risk Officer of the Company and Executive Vice President, Underwriting of Third Point Re BDA:
•As Chief Risk Officer, manage the strategic planning and direction of the Company’s enterprise risk management function, providing risk management advice across the Company, including the provision of quarterly, annual and ad-hoc risk reporting as required by the various interested constituencies;
•Continue to develop, refine and enhance the Company’s risk exposure capabilities with regard to identifying, assessing, monitoring and measuring individual, specific and aggregate risk exposures;
•Drive the determination of criteria for the Company group’s optimization of capital and risk allocation in relation to strategic transactions, rating agency and regulatory requirements, and key tactical decisions, with the objective of maximizing efficiency of capital allocation across the Company group; and
•As Executive Vice President, Underwriting, originate, underwrite and close reinsurance transactions with expected underwriting profitability.

David E. Govrin, President of Third Point Re USA:
•Lead and manage the Company’s U.S. operations;
•Originate and underwrite economically attractive deals; and

•Lead and manage business development function, including originating and executing small strategic investments.

David W. Junius, Chief Operating Officer of the Company and Third Point Re USA:
•Assume the role of Chief Operating Officer of the Company and Third Point Re USA;
•Plan, execute and oversee a successful integration of the Company and Sirius Group; and
•Lead, manage and oversee the strategic plan for the Company with the objective of maximizing efficiency and driving extensive and sustainable growth.

The chart below sets forth our NEO’s target cash incentive opportunity and the actual cash incentive paid to each NEO for fiscal year 2020.

	Target Annual Cash Incentive Opportunity		Actual Annual Incentive Paid
Name	Actual % of Base Salary	($)	As a % of Target Annual Cash Incentive	($)
Daniel V. Malloy	100%	818,750	85%	700,000
Christopher S. Coleman	85%	437,750	86%	375,000
Nicholas J. D. Campbell	75%	374,063	91%	340,000
David E. Govrin	75%	412,500	90%	370,000
David W. Junius	75%	93,750	100%	93,750

The annual cash incentive paid for each of our NEOs as determined by the Compensation Committee based on the foregoing factors is reflected in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. Mr. Junius’s annual cash incentive was prorated to reflect his October 1, 2020 start date.

Annual Incentive Plan for 2021

In April 2021, the Compensation Committee approved the design and structure for our Annual Incentive Plan for 2021. The Annual Incentive Plan for 2021 includes changes to the performance metrics and payout ranges as compared to the Annual Incentive Plan for 2020. Similar to the 2020 plan, under the Annual Incentive Plan for 2021, a common annual incentive pool will be determined. The 2021 aggregate annual cash incentive pool will be determined 50% based on the Company’s annual Combined Ratio (subject to a CAT collar) and 50% based on achievement of strategic goals. A collar is a common tool used in our industry to limit the impact of material catastrophes (or absence of catastrophes in a given year), either negative or positive, on incentive compensation based on a Combined Ratio target. Actual catastrophe losses will be compared to budgeted catastrophe loads with a maximum load. Similar to the Annual Incentive Plan for 2020, individual payout amounts will be determined based on the achievement of both Company performance metrics and individual performance measures. Expense metrics reflected in the Combined Ratio exclude certain corporate general and administrative and restructuring expenses for 2021 incurred in connection with the Merger. We believe that these changes reflect the volume of strategic work that will be required to merge and integrate the Company and Sirius Group into a combined company following the Merger.

The maximum funding level of the Company’s 2021 annual cash incentive pool in the aggregate remains at 150% of salaries. The determination of funding in relation to the strategic component of the pool will continue to be at the discretion of the Compensation Committee. As in prior years, individual annual cash incentive payouts for the NEOs under the Annual Incentive Plan for 2021 will be determined by the Compensation Committee based on the overall annual cash incentive pool, the target annual cash incentive opportunity and how each NEO has performed relative to his or her individual annual goals in 2021.

Long-Term Incentives

The purpose of long-term incentives is to align the interests of employees with shareholders through meaningful equity participation and long-term ownership. The program can generate significant payments when executives drive the Company to achieve long-term results.
•Long-term incentives aim to balance a short-term performance focus. Executives should be focused on achievement of the Company’s long-term strategic objectives. Through long-term incentives, we encourage executives to balance their decision-making to promote strong Company performance over the long term.
•Long-term incentive awards should reflect market-competitive compensation levels. Individual grants vary based on individual performance, which reward individual achievement as well as long-term corporate performance.
•The mix of long-term incentives will vary by role and level in the Company to appropriately balance retention, the drive for long-term growth in shareholder value, and the individual’s ability to contribute to value creation.
•The Company may use a variety of equity plans from year to year to deliver long-term incentives.
Our long-term incentive program provides for annual long-term incentive grants with overlapping vesting schedules and performance cycles to incentivize and promote retention of employees and executives. Equity awards are granted under our Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (the “Omnibus Incentive Plan”).
All grants of equity awards are evidenced by an individual award agreement between the Company and the individual.
Long-Term Incentives Awarded in 2020
In fiscal year 2020, all awards were made in the form of restricted shares, a portion of which vests based on continued service, and a portion of which vests subject to the achievement of performance goals tied to our combined ratio over a three-year calendar year period. In 2020, awards to our Chief Executive Officer, Chief Financial Officer and Chief Risk Officer were weighted 75% performance-based restricted shares and 25% time-vesting restricted shares. For all other NEOs, the weightings were 50% performance-based restricted shares and 50% time-vesting restricted shares.
•Performance-based restricted shares. The Compensation Committee established the performance criteria for restricted shares subject to performance conditions granted in fiscal year 2020 to our NEOs (other than Mr. Junius, who joined the Company late in 2020) to be based on a target combined ratio for the three-year performance period ending December 31, 2022. The combined ratio would be determined as defined and reported in our Annual Report on Form 10-K (“Combined Ratio”). The Compensation Committee set the Combined Ratio as the performance goal because it believes that this metric aligns with the Company’s focus on improving its underwriting performance and writing higher margin business. In light of the Company’s property and specialty catastrophe portfolios, the Compensation Committee added a “collar” to provide a minimum and maximum amount of catastrophe (“CAT”) losses that can be contributed to any one year’s Combined Ratio during the performance period. A minimum deemed amount of CAT losses will be included in each year’s Combined Ratio and any actual CAT losses above the maximum cap in a given year will be excluded from that year’s Combined Ratio. The intention of the collar is to mitigate a scenario where actual CAT losses in a single year could either unduly benefit or eliminate the full value of the relevant three-year performance period. The introduction of a collar of this type, which is common among our Peer Group, encourages prudent risk taking while recognizing the inherent volatility of a CAT portfolio.
Achievement of the target Combined Ratio for the three-year performance period will result in 100% target award vesting. Achievement of a Combined Ratio exceeding the target for the three-year performance period will result in up to 150% of target award vesting. At the time the awards were granted, the Compensation Committee approved a threshold Combined Ratio for the three-year performance period.

•Time-vesting restricted shares. In fiscal year 2020, the Compensation Committee also granted time vesting shares to each of our NEOs (other than Mr. Junius), with no performance condition other than continued service, which would vest in equal annual installments on the first three anniversaries of the grant date. These restricted shares will fully vest on February 27, 2023.
Awards under our long-term incentive program were made to our NEOs (other than Mr. Junius) in February 2020 and are reflected in the Grants of Plan-Based Awards for Fiscal Year 2020 table. The number of restricted shares granted to each of these NEOs was determined by the Compensation Committee. Share awards are determined in relation to an individual’s performance, contributions to the Company’s operations and results and the individual’s total compensation. Awards are not based on a scheduled allocation of shares. In determining the individual grant levels, the Compensation Committee considered the compensation of each of the NEOs as compared to comparable positions in the market survey data, individual performance factors, and the recommendation of the Chief Executive Officer.

CEO promotion award. In connection with his appointment as Chief Executive Officer, Mr. Malloy received a one-time award of restricted shares on May 5, 2020, with a grant date fair value of $87,503. The time-vesting restricted shares will vest in equal annual installments on the first three anniversaries of the grant date, subject to Mr. Malloy’s continued employment through the applicable vesting dates. The performance-based restricted shares will vest based on the achievement of performance goals tied to our Combined Ratio over a three-year performance period.

COO sign-on award. In connection with his appointment as Chief Operating Officer, Mr. Junius was granted a one-time award of restricted shares on October 1, 2020 with a grant date fair value of $1,500,000. The restricted shares will vest in equal annual installments on the first five anniversaries of the grant date, subject to Mr. Junius’s continued employment through the applicable vesting dates. Mr. Junius will participate in the Company’s annual long-term incentive grant program commencing in 2021.
Retention Program. On August 6, 2020, the Compensation Committee determined that, with respect to performance-based restricted shares granted in 2018, 2019 and 2020, the performance would be deemed to be achieved at the target levels of performance at the end of the applicable performance period, as previously disclosed in the Company’s Current Report on Form 8-K previously filed on August 10, 2020. In connection with the Merger, the Compensation Committee determined to implement a Retention Program to encourage retention of its key employees and to preserve the value of the Company for the benefit of its existing and future shareholders. The Retention Program was designed to be a cost-effective solution because it leveraged the Company’s existing long-term incentive grants while supporting the Company’s retention objectives to retain critical executives during a time of transition.

Following the Merger, in April 2021, the Compensation Committee determined that it was in the best interest of the Company to change the current long-term incentive plan design so that a long-term incentive design could be implemented that is aligned with the strategy of the combined company following the Merger. In connection with this determination, the performance-based restricted shares granted in 2019 and 2020 that were converted into time-based restricted shares based on target levels of performance were subjected to a delayed vesting schedule, described in greater detail below.

Under the revised vesting schedule, incremental number of 2019 awards in excess of the number earned based on actual performance through December 31, 2020 will vest, based on continued employment, in March 2023. The incremental number of 2020 awards in excess of the number earned based on actual performance through December 31, 2020 (e.g., the target number of such awards), will vest, based on continued employment, 50% in March 2023 in accordance with the original vesting schedule, with the remaining 50% vesting in March 2024. Vesting of performance-based restricted shares granted in 2018 and vesting in 2020 are discussed further below.

Long-Term Incentives Vesting Based on 2018-2020 Performance
Performance-based restricted shares granted in 2018 vested based on Underwriting Return Ratio (“URR”).  URR is defined as (a) net premiums earned by our Property and Casualty segment minus adjusted underwriting expenses, plus a portion of our investment income as previously defined, divided by (b) such net premiums earned. The URR applies to the underwriting results of our Property and Casualty reinsurance segment. It is a combined ratio calculation, modified to include general and administrative costs that are not customarily included in the combined ratio, as well as investment income on the float generated by underwriting operations calculated using a fixed investment return of 4%, as if that float had been invested in a medium-term, investment grade bond portfolio. For awards granted in 2018, a URR of 102% would have resulted in 100% target award vesting. A URR of 97% or better will result in 150% of target award vesting (100% of maximum award). As noted above, the Compensation Committee determined in connection with the Retention Program that, with respect to performance-based restricted shares granted in 2018, the performance was deemed to be at the target levels of performance at the end of the performance period.
URR for the three-year performance period ending December 31, 2020, was 103% which would have resulted in 89.7% of the target award performance-based restricted shares vesting. However, pursuant to the Retention Program, performance for such restricted shares was deemed at the target level of performance and 100% of the target award performance-based restricted shares granted in 2018 was earned. As a result, Messrs. Malloy, Coleman, Campbell, and Govrin have earned 42,705, 35,587, 21,352, and 21,352, respectively, of their performance-based restricted shares granted in 2018. The restricted shares earned became vested on March 1, 2021.

Long-Term Incentives Awarded in 2021

In connection with the closing of the Merger, in April 2021, the Compensation Committee approved changes to the design of the Company’s long-term incentive program for 2021, including the performance metrics, achievement and vesting ranges, and mix of long-term incentives for the program. We believe that these changes will align the interests of our NEOs with those of our shareholders, and help us incentivize and retain key employees of the combined company in the critical integration period following the closing of the Merger. In April 2021, the Compensation Committee granted long-term incentives under this new program design to each of our NEOs, with a target mix of awards comprised of (i) 25% in the form of time-based restricted stock units or restricted shares (based on the applicable tax jurisdiction of the NEO), (ii) 50% in the form of performance-based restricted stock units or restricted shares and (iii) 25% in the form of options to purchase shares of the Company.

For the performance-based restricted shares granted in April 2021, the Compensation Committee determined that a single performance metric, Tangible Book Value Per Share Growth (“TBVPS Growth”), was appropriate for the 34-month performance period beginning February 26, 2021, and ending December 31, 2023. This performance period is slightly shorter than the three-year performance periods historically used by the Company for performance-based awards. In order to more accurately capture performance of the combined company post-Merger, the pre-Merger portion of 2021 was excluded from the performance period. The portion of the 2021 awards actually earned will vest based on continued employment in April 2024.

TBVPS Growth is calculated by taking common shareholders’ equity, less goodwill and intangibles, divided by the total number of common shares outstanding at the end of the performance period, which is December 31, 2023, and dividing that number by the same calculation at the beginning of the period, which is February 26, 2021. This calculation is annualized for the 34-month period between the beginning and the end of the performance period. The Compensation Committee determined that TBVPS Growth was appropriate as the applicable performance metric, as it is generally accepted as a long-term indicator of value creation in the reinsurance sector.

Time-based restricted stock units or restricted shares granted to our NEOs in April 2021 will vest in equal annual installments on the first three anniversaries of the grant date, subject to each NEO’s continued employment through each vesting date, with the last one-third of such time-based awards granted in 2021 becoming fully vested in April

2024. Similar to performance-based restricted share awards, options will cliff vest, subject to continued employment, in April 2024.

Other Benefits and Perquisites

Other Benefits

The Company provides benefit plans, such as medical coverage and life and disability insurance, in line with applicable market conditions and Bermuda law. These health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The Company also maintains defined contribution benefit plans that provide eligible employees with an opportunity to save for retirement. The Company contributes up to 10% of each employee’s salary, up to statutory contribution limits, to these plans. The NEOs are eligible to participate in the health and welfare and defined contribution plans during employment on the same basis as all other employees, subject to applicable tax and other limits on contributions.
Perquisites

The Company provides customary additional benefits to certain expatriate employees working outside of their home country, including each of our expatriate NEOs, to better enable the Company to attract and retain key employees. These benefits are typical for the insurance/reinsurance industry, as well as for Bermuda-based companies, and are specified in our expatriate NEOs’ employment agreements. The purpose of these benefits is to rationalize the income of expatriate employees, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income such employees would earn as employees within their native countries. These additional benefits are as follows:
•Housing and Transportation Expenses. The Company reimbursed the former CEO (Mr. Malloy) for housing expenses in Bermuda, and provided him with a travel allowance for travel and transportation expenses.
•COVID-19 Remote Work Expenses. A $1,000 allowance for expenses to work remotely was made available to all Company employees (including expatriate employees) in 2020 on a nondiscriminatory basis.
•Tax Expenses. To the extent the Company’s reimbursement of an expatriate NEO’s housing or travel expenses are deemed to be taxable income to the expatriate NEO, the Company reimburses the expatriate NEO for any home country taxes payable on the additional income. The Company also pays the employee portion of Bermuda payroll taxes and social insurance for our expatriate NEOs.
•Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate NEO benefits, the Company reimburses expatriate executives’ tax preparation expenses, up to $5,000 per executive, per annum.
•Club Membership. The provision of a club membership is common practice in our industry and enables the NEOs to establish social networks with clients and others.
•Spousal Business Travel and Entertainment Expenses. There are certain circumstances in which a spouse may accompany an employee on business travel, which is considered beneficial to the Company’s business, whether directly or indirectly.

We annually review the level of employee benefits provided to NEOs, and believe that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates. These benefits are described under “Summary Compensation Table” and “Employment Agreements with NEOs” below.

Employment Agreements with NEOs

We have entered into employment agreements with each of our NEOs, other than Mr. Junius, to attract and retain executive officers. We entered into an offer letter with Mr. Junius for the period during which he served as Chief Operating Officer, the material terms of which are set forth in the Company’s Current Report on Form 8-K filed on September 29, 2020. The offer letter provided that Mr. Junius would be appointed as Chief Financial Officer of the Company following the Merger. The terms of these arrangements are more fully discussed below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2020 Table—Employment Agreements”. We believe that it is beneficial to enter into compensation arrangements with our key executives that provide retentive value, subject executives to restrictive covenants and provide us with a competitive advantage in the recruiting process. In addition, on January 21, 2021, the Company entered into a separation agreement with Mr. Coleman, as more fully discussed under the heading “Executive Compensation—Compensation Discussion & Analysis—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2020 Table—Employment Agreements,” and the Company’s Current Report on Form 8-K previously filed on January 21, 2021.

Other Compensation Practices and Policies

Share Ownership Guidelines. The Company has adopted share ownership guidelines in the form of a Director and Executive Share Ownership Policy to further align the economic interests of our directors and executive officers (“Designated Individuals”) with the interests of our shareholders. To accomplish this, Designated Individuals are expected not only to receive equity-based compensation but also to maintain a significant long-term equity interest in the Company. The table below summarizes the guidelines:

Required levels	CEO: 5x base salary Other Executive Officers: 3x base salary Directors: 3x annual cash retainer

Shares counted toward guidelines	- Shares owned outright (excluding pledged shares) - Performance shares, upon vesting - Restricted shares, upon vesting - Intrinsic value of vested options (for executive officers)

Time period to achieve	Individuals subject to this policy have five years from the date of eligibility to meet the minimum ownership requirements.

Retention requirements	Must retain 50% of net shares issued upon exercise of share options or vesting of share awards until guidelines achieved.
Clawback Policy. We have also implemented an Executive Compensation Clawback Policy, applicable to all executive officers, including the CEO. In the event of: (i) a restatement of the Company’s financial results; or (ii) a material change in reserves resulting from adverse development, in either case due to an executive officer being involved in fraud, illegal conduct or other willful misconduct, any of which materially contributed to the need for such restatement (or, in the case of (ii), revised reserves), this policy authorizes the Company, through its Compensation Committee, to recover any portion of performance-based or incentive compensation paid or awarded to such executive officer that was higher than the amount that would have been paid or awarded if calculated based upon the restated financial results (or, in the case of (ii), revised reserves).
Hedging and Pledging.  Our Trading Policy prohibits our employees and directors from directly or indirectly engaging in any hedging or monetization transactions with respect to Company shares. No exceptions are allowed for such transactions under the Trading Policy.  Pledging of Company shares (such as collateral for a loan, including through the use of traditional margin accounts with a broker) is also prohibited under our policy, although exceptions may be made with the approval of the Chief Executive Officer or General Counsel, or in the case of these executives, by the Audit Committee. No NEO has pledged the Company’s shares.

Tax Considerations. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer, Chief Financial Officer or any of the three other highest paid executive officers and certain prior holders of such positions. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed for taxable years beginning after December 31, 2017. However, certain arrangements that have not been materially modified may qualify for an exemption from the deduction limitation. Regardless, Section 162(m) has limited effect on us. As a Bermuda-domiciled company, we do not receive a U.S. tax deduction for compensation paid to employees of non-U.S. companies and, accordingly, the limitations of Section 162(m) do not impact compensation paid to our NEOs with respect to their employment by non-U.S. companies. Beginning in 2018, compensation paid to our NEOs with respect to their employment by subsidiaries that are organized in the United States in excess of $1 million will generally not be deductible. While our Committee considers the impact of Section 162(m) when developing and implementing our executive compensation programs, the Committee believes that it is important to preserve flexibility in designing compensation programs and it is expected that our Compensation Committee will authorize compensation that is not deductible under Section162(m). With respect to our U.S. taxpayer employees, including certain of our NEOs, we also take into account Internal Revenue Code Sections 409A and 457A when designing our compensation arrangements.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with members of management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Gretchen A. Hayes (Chairman)
Joseph L. Dowling III
Mark Parkin

Summary Compensation Table

Name and Principal Position (1)	Fiscal Year	Salary (2)	Bonus	Share Awards (3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)

Daniel V. Malloy, Former Chief Executive Officer of the Company and Former Chief Executive Officer, Third Point Re BDA	2020	818,750	—	1,487,518	700,000	248,242	3,254,510
	2019	725,000	400,000	1,268,748	1,600,000	315,482	4,309,230
	2018	718,750	—	600,005	315,000	273,769	1,907,524

Christopher S. Coleman, Former Chief Financial Officer of the Company and Former Chief Operating Officer of Third Point Re BDA	2020	515,000	—	832,011	375,000	138,516	1,860,526
	2019	500,000	—	800,002	685,000	129,474	2,114,476
	2018	500,000	—	499,997	275,000	128,714	1,403,711

Nicholas J. D. Campbell, Former Chief Risk Officer and Executive Vice President, Underwriting, Third Point Re BDA	2020	498,750	—	681,759	340,000	136,003	1,656,511
	2019	480,000	—	600,004	625,000	109,267	1,814,271
	2018	480,000	—	299,996	170,000	126,904	1,076,900

David E. Govrin Former President of Third Point Re USA	2020	550,000	—	687,516	370,000	56,000	1,663,515
	2019	533,333	—	625,002	600,000	56,207	1,814,542

David W. Junius Chief Operating Officer of the Company and Chief Operating Officer of Third Point Re USA	2020	125,000	—	1,499,998	93,750	134,125	1,852,873
(1)Reflects titles in 2020 fiscal year.
(2)Mr. Junius’s base salary of $500,000 was prorated based on his length of service from his start date on October 1, 2020.

(3)See “Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Long-Term Incentives”. The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 17, “Share-Based Compensation,” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which are hereby incorporated herein by reference. Messrs. Malloy, Coleman, Campbell and Govrin were granted a total of 179,521, 98,528, 80,735, and 81,416, performance-based restricted shares at maximum performance levels in 2020, respectively. Assuming the maximum performance levels are achieved, the grant date fair value of performance-based restricted shares granted in 2020 would equal $1,673,459, $936,016, $766,983, and $773,452, for Messrs. Malloy, Coleman, Campbell, and Govrin, respectively. Messrs. Malloy, Coleman, Campbell, Govrin and Junius were granted a total of 39,894, 21,895, 17,941, 18,093 and 214,592, time-based restricted shares in 2020, respectively. The grant date fair value of time-based restricted shares granted in 2020 would equal $371,885, $208,003, $170,440, $171,884, and $1,499,998, for Messrs. Malloy, Coleman, Campbell, Govrin and Junius, respectively. Mr. Junius’s time-based restricted shares were granted on October 1, 2020, in connection with his appointment as Chief Operating Officer of the Company.
(4)For fiscal year 2020, the Company achieved an ROE of 10.1%, a Combined Ratio of 110.3% and a strategic score of 5, which resulted in annual cash incentives being payable under our Annual Incentive Plan and an annual cash incentive pool of 51.6% of salaries. However, as a result of the Retention Program, the annual cash incentive pool was set at 56.3% of eligible salaries. The amounts in this column reflect the annual cash incentive paid to each of our NEOs for the 2020 fiscal year as described above, after application of individual performance measures. See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Incentive Pay”.
(5)The following table sets forth the compensation reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2020.

All Other Compensation 2020

Name	Company Contributions to Retirement Plans ($)(a)	Reimbursed Housing Expenses ($)(b)	Tax Reimbursements ($)(c)	Other ($)(d)	Total Other Compensation ($)
Daniel V. Malloy	57,000	102,599	71,309	17,333	248,242
Christopher S. Coleman	51,500	—	81,620	5,396	138,516
Nicholas J. D. Campbell	49,875	—	81,288	4,840	136,003
David E. Govrin	55,000	—	—	1,000	56,000
David W. Junius	16,250	—	—	117,875	134,125
(a)Represents Company contributions (employer and employee contributions paid by the Company) to retirement plans.
(b)Mr. Malloy was entitled to a housing allowance under the terms of his employment agreement. This represents cost of housing, utilities, including electricity and cable services, and furnishings paid or reimbursed by the Company.
(c)Represents payment of the employee portion of Bermuda payroll taxes and social security insurance on behalf of certain Bermuda-based NEOs and reimbursement of all taxes incurred with respect to: (i) the housing allowance and related expenses; (ii) Company-paid transportation benefits; (iii) the Company-paid employee portion of Bermuda social insurance tax; (iv) tax preparation benefits; and (v) the tax reimbursement payments.
(d)This total represents the employee portion of reimbursed personal tax preparation cost for Messrs. Malloy and Coleman and reimbursement of club membership for Mr. Campbell. For Mr. Malloy, this amount also includes a travel allowance and the reimbursement of expenses for spousal travel and meals for business events to which spouses are invited of $11,333, which is less than the prior year expense due to travel restrictions related to COVID-19. For Mr. Junius, this amount represents consulting fees of $116,875 paid to Mr. Junius pursuant to a consulting arrangement for services provided in connection with the Merger in 2020 prior to his appointment as Chief Operating Officer of the Company. The amounts reported in this column also include the allowance of $1,000 offered to each NEO in response to COVID-19 to enable them to work from home, which allowance was offered to all Company employees on a non-discriminatory basis.

Grants of Plan-Based Awards for Fiscal Year 2020
The following table provides information concerning awards granted to the NEOs in the last fiscal year:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards (3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares
		($)	($)	($)	(#)	(#)	(#)	(#)	($)
Daniel V. Malloy
Annual Incentive Plan		—	700,000	(5)
Omnibus Incentive Plan	2/27/2020				—	110,527	165,791		1,050,007
Omnibus Incentive Plan	2/27/2020							36,843	371,885
Omnibus Incentive Plan	5/5/2020					9,153	13,730		65,627
Omnibus Incentive Plan	5/5/2020							3,051	21,876

Christopher S. Coleman
Annual Incentive Plan		—	425,000	(5)
Omnibus Incentive Plan	2/27/2020				—	65,685	98,528		624,008
Omnibus Incentive Plan	2/27/2020							21,895	208,003

Nicholas J. D. Campbell
Annual Incentive Plan		—	378,750	(5)
Omnibus Incentive Plan	2/27/2020				—	53,823	80,735		511,319
Omnibus Incentive Plan	2/27/2020							17,941	170,440

David E. Govrin
Annual Incentive Plan		—	412,500	(5)
Omnibus Incentive Plan	2/27/2020				—	54,277	81,416		515,632
Omnibus Incentive Plan	2/27/2020							18,093	171,884

David W. Junius
Annual Incentive Plan		—	375,000	(5)
Omnibus Incentive Plan	10/1/2020							214,592	1,499,998
(1)A discussion of the 2020 annual cash incentives, including awards earned for 2020 and paid in March 2021 can be found under “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Incentive Pay.” For Mr. Junius, this amount reflects a prorated amount of his target annual cash incentive of $375,000, based on his length of service in fiscal year 2020 from his start date on October 1, 2020.
(2)Performance-based restricted share awards made pursuant to the Omnibus Incentive Plan for the 2020 - 2022 performance cycle were initially scheduled to vest on March 1, 2023. Restricted share awards generally vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. Performance-based restricted shares that do not vest at the end of the three-year period are forfeited. The Compensation Committee determined, pursuant to the Retention Program described above, that these awards granted in 2020 would vest at target levels of performance. As described above, these awards were converted into time-vesting restricted shares based on performance measured as of December 31, 2020, which was deemed to be at the target level. The vesting schedule for these awards has been extended, such that 50% of these awards will vest, based on continued employment, on March 1, 2023 in accordance with the original vesting schedule, and the remaining 50% will vest on March 1, 2024. For a more detailed discussion of the 2020 performance-based restricted share awards, see “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Long-Term Incentives”.
(3)Time-based restricted share awards made pursuant to the Omnibus Incentive Plan in February and May 2020 vest in equal annual installments over three years based on continued employment. Time-based restricted shares granted on October 1, 2020 to Mr. Junius in connection with his commencement of employment vest in equal annual installments over five years subject to his continued employment with the Company. For a more detailed discussion of the 2020 time-based restricted share awards, see “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Long-Term Incentives.”

(4)The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures, and for the performance-based restricted shares, based on the probable outcome of such performance criteria. The fair value was determined using the methodology and assumptions set forth in Note 17, “Share-Based Compensation” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which are hereby incorporated herein by reference.
(5)None of our NEOs have a stated maximum annual cash incentive in their employment agreements; however, the maximum annual cash incentive pool funding is 150% of base salaries and our Annual Incentive Plan has a maximum individual award cash incentive limit of $5 million. The annual cash incentive pool is allocated to individual employees by the Compensation Committee upon the recommendation of the Chief Executive Officer based on the individual’s target annual cash incentive and position in the Company, and how each NEO performed relative their individual annual goals, and as compared to comparable positions in the Peer Group data, such allocations not to exceed $5 million.  See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Incentive Pay.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2020 Table

Employment Agreements

The principal terms of the employment agreements with each of our NEOs are discussed below.
Daniel V. Malloy. We have entered into an employment agreement with Mr. Malloy, pursuant to which he agreed to serve as the Executive Vice President, Underwriting of Third Point Re BDA. In 2017, we amended Mr. Malloy’s employment agreement to reflect his promotions to Chief Underwriting Officer of Third Point Re BDA and subsequently to Chief Executive Officer of Third Point Re BDA. On May 8, 2019, we amended Mr. Malloy’s employment agreement to reflect his promotion to the additional role of Chief Executive Officer of the Company, effective May 10, 2019. Mr. Malloy’s employment agreement sets his base salary at $725,000 per annum. Effective as of April 1, 2020, his base salary was increased to $850,000. Mr. Malloy is eligible for an annual cash incentive based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Malloy is entitled to participate in the Company’s annual long-term equity incentive grant program under the Omnibus Incentive Plan. Mr. Malloy consented to a target annual cash incentive percentage of 100% of base salary and a target long-term incentive (“LTI”) of 155% of base salary for 2019 and subsequent years (in each case, in lieu of the STI and LTI targets in the Employment Agreement). Mr. Malloy’s employment agreement also provides that, during the term of his employment and while his principal place of employment is Bermuda, he is entitled to: (i) a housing allowance of $8,150 per month; and (ii) tax reimbursement for the taxes incurred with respect to: (a) the housing benefit; and (b) the tax reimbursement payment. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal Company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Malloy’s employment term pursuant to the amended employment agreement is for an initial period of three years commencing on May 10, 2019, and which automatically extends for an additional year on the third anniversary of such commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary. If Mr. Malloy’s employment is terminated by the Company without cause or if Mr. Malloy resigns for good reason, Mr. Malloy will be entitled to receive: (i) an annual incentive payment, prorated for the period of his service prior to the termination date, payable in cash in a lump sum following the end of the year in which the termination occurred; (ii) payment of 18 months’ of base salary, payable over the 18-month period following the termination date; and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the benefits described above is contingent on Mr. Malloy executing a general release of all claims against the Company. If Mr. Malloy’s employment is terminated due to his death or disability, Mr. Malloy will be entitled to receive an annual incentive payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Malloy will be entitled to receive: (i) all accrued and unpaid base salary and benefits; and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Malloy is subject to confidentiality and non-disparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Malloy is entitled to coverage under a directors and officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Malloy have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Malloy acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
In connection with, and effective as of the closing of, the Merger, Mr. Malloy has ceased to serve as Chief Executive Officer of the Company and has transitioned to the role of President, Global Distribution and Head of Runoff. Following Mr. Malloy’s transition, Mr. Siddhartha Sankaran has commenced to serve as Chief Executive

Officer of the Company. The Company entered into an employment agreement with Mr. Sankaran, effective as of August 6, 2020, in connection with his role as Chairman of the Board and anticipated appointment as Chief Executive Officer. The material terms of Mr. Sankaran’s employment agreement are discussed under the headings “Executive Compensation—Compensation Discussion & Analysis—Potential Payments upon Termination or Change in Control—Severance Payments” and “Executive Compensation—Compensation Discussion & Analysis—Compensation of Directors for Fiscal Year 2020,” and were previously disclosed in the Company’s Periodic Report on Form 8-K previously filed on August 10, 2020.

Christopher S. Coleman. On January 20, 2021, the Company entered into a separation agreement with Mr. Coleman, pursuant to which Mr. Coleman now serves as Chief Accounting officer of the Company until the filing of the Company’s first quarter 2021 Quarterly Report on Form 10-Q. The material terms of the separation agreement are set forth in the Company’s Current Report on Form 8-K previously filed on January 21, 2021.

The Company previously entered into an employment agreement with Mr. Coleman pursuant to which he served as our Chief Financial Officer in 2020. Mr. Coleman’s annual base salary through March 31, 2020 was $500,000. Effective as of April 1, 2020, his current base salary is $515,000. The employment agreement specified that Mr. Coleman was eligible for an annual cash incentive based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Coleman consented to a target cash incentive percentage of 85% of base salary and a target LTI of 155% of base salary for 2020 and subsequent years (in lieu of the STI and LTI targets in the Employment Agreement). Under the terms of his employment agreement, Mr. Coleman was entitled to five weeks of paid vacation annually, and was also eligible to participate in all normal Company benefits, including the Company’s pension plan, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Coleman’s employment term was for a three-year period effective from November 10, 2014, and automatically extended for an additional year on the third anniversary of the employment agreement commencement date and every anniversary thereafter, unless either party gave notice of non-extension at least 90 days prior to such anniversary. If Mr. Coleman’s employment was terminated by the Company without cause or if Mr. Coleman resigned for good reason, Mr. Coleman was entitled to receive: (i) an annual cash incentive payment, prorated for the period of his service prior to the termination date, payable in cash in a lump sum following the end of the year in which the termination occurred; (ii) payment of 18 months’ base salary, payable over the 18-month period following the termination date; and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the benefits described above are contingent on Mr. Coleman executing a general release of all claims against the Company. If Mr. Coleman’s employment was terminated due to his death or disability, Mr. Coleman was entitled to receive an annual cash incentive payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Coleman was entitled to receive: (i) all accrued and unpaid base salary and benefits; and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Coleman is subject to confidentiality and non-disparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.

Mr. Coleman is entitled to coverage under a directors and officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Coleman have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Coleman acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.

Nicholas J. D. Campbell. We have entered into an employment agreement with Mr. Campbell dated December 13, 2013, pursuant to which he agreed to serve initially as the Senior Vice President of Underwriting of Third Point Re BDA, and with effect from April 1, 2015, the Chief Risk Officer of the Company. With effect from March 3, 2017, Mr. Campbell was promoted to Executive Vice President of Underwriting of Third Point Re BDA, and retained the role of Chief Risk Officer of the Company. Mr. Campbell’s annual base salary through March 31, 2020 was $480,000. Effective as of April 1, 2020, his current salary is $505,000. The employment agreement specifies that Mr. Campbell is eligible for an annual cash incentive based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Campbell is entitled to participate in the Company’s annual long-term equity incentive grant program under the Omnibus Incentive Plan. Mr. Campbell has consented to a target annual cash incentive percentage of 135% of base salary for 2020 and subsequent years (in lieu of the STI and LTI targets in the Employment Agreement). Under the terms of his employment agreement, Mr. Campbell is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal Company benefits, including the Company’s pension plan, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Campbell’s employment term was for an initial term of two years and three months, effective from December 13, 2013, and automatically extended for an additional year on March 17, 2016, and automatically extends at every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary. If Mr. Campbell’s employment is terminated by the Company without cause or if Mr. Campbell resigns for good reason, Mr. Campbell will be entitled to receive: (i) an annual cash incentive payment, prorated for the period of his service prior to the termination date, payable in cash in a lump sum following the end of the year in which the termination occurred; (ii) payment of 18 months’ base salary, payable over the 18-month period following the termination date; and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the benefits described above are contingent on Mr. Campbell’s executing a general release of all claims against the Company. If Mr. Campbell’s employment is terminated due to his death or disability, Mr. Campbell will be entitled to receive an annual cash incentive payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Campbell will be entitled to receive: (i) all accrued and unpaid base salary and benefits; and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Campbell is subject to confidentiality and non-disparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.

Mr. Campbell is entitled to coverage under a directors and officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Campbell have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Campbell acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.

In connection with, and effective as of the closing of, the Merger, Mr. Campbell ceased to serve as Chief Risk Officer and EVP, Underwriting of the Company, and has transitioned to the role of Global Head of Specialty.

David E. Govrin. We have entered into an employment agreement with Mr. Govrin dated March 22, 2017, pursuant to which he agreed to serve as Executive Vice President of Underwriting of Third Point Re USA. With effect from April 1, 2019, we amended Mr. Govrin’s employment agreement to reflect his additional role as the Head of Business Development of Third Point Re. On May 10, 2019, we amended Mr. Govrin’s employment agreement to reflect his promotion to President of Third Point Re USA and the duties related thereto.

The employment agreement, as amended, sets Mr. Govrin’s annual base salary at $550,000. The employment agreement specifies that Mr. Govrin is eligible for an annual cash incentive based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Govrin is entitled to participate in the Company’s annual long-term equity incentive program under the Omnibus Incentive Plan. Mr. Govrin has consented to a target cash incentive percentage of 75% of base salary and a target LTI of 125% of base salary for 2020 and subsequent years (in lieu of the STI and LTI targets in the Employment Agreement). Under the terms of his employment agreement, Mr. Govrin is entitled to 25 days of paid vacation annually, and is also eligible to participate in all normal Company benefits, including the Company’s pension plan, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Govrin’s employment term was for an initial term of three years, effective from April 10, 2017, and automatically extends for an additional year each anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to any such anniversary. If Mr. Govrin’s employment is terminated by the Company without cause or if Mr. Govrin resigns for good reason, Mr. Govrin will be entitled to the following benefits: (i) payment of an annual cash incentive payment, prorated for the period of his service prior to the termination date, payable in cash in a lump sum following the end of the year in which the termination occurred; (ii) payment of 12 months’ base salary, payable over the 12-month period following the termination date; (iii) 12 months of continued participation in medical and life insurance benefits at active employee rates; and (iv) Mr. Govrin’s performance shares that were granted in connection with the commencement of his employment will remain outstanding through the scheduled vesting dates and will vest pro-rata through the termination date and/or be forfeited based solely on satisfaction of the applicable performance goals as though his service had not ended. These performance shares vested on March 1, 2020. The payment of the benefits described above is contingent on Mr. Govrin executing a general release of all claims against the Company. If Mr. Govrin’s employment is terminated due to his death or disability, Mr. Govrin will be entitled to receive an annual cash incentive payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Govrin will be entitled to receive: (i) all accrued and unpaid base salary and benefits; and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Govrin is subject to confidentiality and non-disparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.

Mr. Govrin is entitled to coverage under a directors and officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Govrin have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Govrin acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.

In connection with, and effective as of the closing of, the Merger, Mr. Govrin has ceased to serve as President of Third Point Re USA, and has transitioned to the role of Global Chief Underwriting Officer and President, Americas Reinsurance.

David W. Junius. We entered into a consulting arrangement with Mr. Junius in 2020, pursuant to which Mr. Junius agreed to provide certain services to the Company in connection with the Merger prior to his appointment as Chief Operating Officer. The consulting agreement provided for the payment of an hourly fee for Mr. Junius’s services and contained a non-disclosure provision. We subsequently entered into an offer letter with David Junius on September 23, 2020 in connection with his appointment as Chief Operating Officer of the Company and Chief Operating Officer of Third Point Re USA, effective as of October 1, 2020. The offer letter sets Mr. Junius’s annual base salary at $500,000 and specifies that Mr. Junius is eligible for an annual cash incentive with a target of 75%, which was prorated in 2020 to reflect Mr. Junius’s start date. Beginning in 2021, Mr. Junius will participate in the Company’s annual long-term equity incentive grant program under the Omnibus Incentive Plan, and his LTI award in 2021 will have a grant date value of $1,000,000. Mr. Junius was also granted a one-time award of restricted shares upon his appointment with a grant date fair value of $1,500,000. If Mr. Junius’s employment is terminated by the Company without cause or if Mr. Junius resigns for good reason, Mr. Junius will be entitled to the following benefits: (i) payment of an annual cash incentive payment for the year of termination based on actual performance, prorated for the period of his service prior to the termination date; (ii) payment of 18 months’ base salary; (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates; and (iv) accelerated vesting with respect to the portion of the restricted shares that would have vested within two years of his termination date. Effective as of March 1, 2021, Mr. Prashanth Gangu succeeded Mr. Junius as our Chief Operating Officer and Mr. Junius began serving as the Company’s Chief Financial Officer, as previously disclosed in the Company’s Current Report on Form 8-K previously filed on February 8, 2021.

For purposes of each of our NEO employment agreements and Mr. Junius’s offer letter, “Cause” is defined in the employment agreements generally as: (i) a willful failure to perform duties or negligent performance of such duties that has caused or can result in material injury to the Company; (ii) willful and serious misconduct that has caused or can result in material injury to the Company; (iii) a willful and material violation of a Company policy that has caused or can result in material injury to the Company; (iv) a willful and material breach of any obligations under the employment agreement; (v) a failure to timely comply with a lawful and reasonable direction or instruction of the Board; or (vi) a conviction of, or plea of guilty or nolo contendere to, a felony. Notice and cure provisions apply.

“Good Reason” is defined in the employment agreements generally as: (i) a substantial diminution of duties; (ii) a reduction in base salary; or (iii) a material breach by the Company of the employment agreement. Notice and cure provisions apply.

Share Incentive Plans
Each grant of share options and restricted shares to our NEOs is governed by our Share Incentive Plan or our Omnibus Incentive Plan and an option agreement or a restricted share agreement, which provide, among other things, the vesting provisions of the options and restricted shares and the option term.
Outstanding Equity Awards at Fiscal Year-End 2020

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares that Have Not Vested (#) (1)	Market Value of Shares or Units of Shares that Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Daniel V. Malloy	976,744	10	1/23/2022	101,462	965,918		—	—
	325,581	16	1/23/2022	84,885	808,105	(3)	—	—
	325,581	20	1/23/2022	119,680	1,139,354	(4)	—	—

Christopher S. Coleman	209,302	10.89	4/1/2023	69,376	660,460		—	—
	69,767	16.89	4/1/2023	53,524	509,548	(3)	—	—
	69,767	20.89	4/1/2023	65,685	625,321	(4)	—	—

Nicholas J. D. Campbell	209,302	15.05	12/17/2023	48,213	458,988		—
	69,767	21.05	12/17/2023	40,143	382,161	(3)	—	—
	69,767	25.05	12/17/2023	53,823	512,395	(4)	—	—

David E. Govrin	—	—	—	58,029	552,436		—	—
	—	—	—	27,877	265,389	(3)	—	—
	—	—	—	54,277	516,717	(4)	—	—

David W. Junius	—	—	—	214,592	2,042,916			—
	—	—	—	—	—		—	—
	—	—	—	—	—		—	—
(1)The performance-based shares reported in this column include the awards that vested on March 1, 2021, based on performance achieved as of December 31, 2020. As discussed above, in connection with the Retention Program, performance targets for achievement of these awards were below the target approved by the Compensation Committee.

Actual performance achieved was 89.7% of the target level, and, as a result, the target number of restricted shares vested. The restricted shares reported in this column for Mr. Junius will vest in equal installments on the first five anniversaries of October 1, 2020, subject to Mr. Junius’s continued employment through each such vesting date. Certain time-based restricted shares reported in this column vested on February 26, 2021 for Messrs. Malloy, Coleman, Campbell and Govrin. The remaining time-vested restricted shares will vest on the dates set forth below, subject to the NEO’s continued service through the vesting date, except that any time-based restricted shares outstanding on Mr. Coleman’s termination date will immediately vest in full. Also see Notes (3) and (4) to this table, below, for additional information regarding awards reported in this column.

	Performance-Based Restricted Shares	Time-Based Restricted Shares
Name	March 1, 2021	February 26, 2021	February 27, 2021	February 26, 2022	February 27, 2022	February 27, 2023
Daniel V. Malloy	42,705	9,432	13,298	9,431	13,298	13,298
Christopher S. Coleman	35,587	5,947	7,299	5,947	7,298	7,298
Nicholas J. D. Campbell	21,352	4,460	5,981	4,460	5,980	5,980
David E. Govrin	21,352	9,292	6,031	9,292	6,031	6,031

(2)Market value of the shares that have not vested is based on the $9.52 per share closing price of the Company’s common shares on the NYSE on December 31, 2020.
(3)These performance-based equity awards are not eligible to vest until March 1, 2022. These performance-based awards generally vest based on continued employment through the vesting date and the achievement of certain financial performance measures over a three-year period ending December 31, 2021, determined to be equal to the target number of awards as approved by the Compensation Committee in connection with the Retention Program. As discussed above, these awards were converted into a fixed number of time-vesting, restricted shares based on performance measured as of December 31, 2020. Actual performance achieved as of that date was 62.8% of target, with the resulting number of such restricted shares earned continuing to vest on their original schedule based on continued employment through the vesting date of March 1, 2022. The incremental number of shares resulting from the application of the target (e.g. 37.2% of the initial target number of awards) will vest, based on continued employment on March 1, 2023. Performance-based restricted shares that do not vest at the end of the three-year period are forfeited.
(4)These performance-based equity awards are not eligible to vest until March 1, 2023. These performance-based awards generally vest based on continued employment through the vesting date and the achievement of certain financial performance measures over a three-year period ending December 31, 2022, determined to be equal to the target number of awards as approved by the Compensation Committee. As discussed above, these awards were converted into a fixed number of time-vesting restricted shares based on performance measured as of December 31, 2020. Actual performance achieved as of that date was below the threshold. However, the awards were deemed to be earned at target, with the vesting schedule for 100% of these awards extended, such that 50% of the awards will vest based on continued employment through March 1, 2023, in accordance with the original vesting schedule, and the remaining 50% will vest, based on continued employment on, March 1, 2024. Performance-based restricted shares that do not vest at the end of the three-year period will be forfeited.

Option Exercises and Shares Vested

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Daniel V. Malloy	—	—	129,690	1,213,474
Christopher S. Coleman	—	—	73,592	689,044
Nicholas J. D. Campbell	—	—	42,042	394,470
David E. Govrin	—	—	48,480	458,113
David W. Junius	—	—	—	—
(1)Amounts reflect shares issued under our Omnibus Incentive Plan in connection with the vesting of equity-based awards on February 26, 2020 and March 1, 2020.
(2)The values reflected in this column were calculated by multiplying the number of shares that vested on February 26, 2020 and March 1, 2020 by the closing price of $10.08 and $8.92, respectively, per Company share on the NYSE.
Potential Payments upon Termination or Change in Control
The information below describes and quantifies certain compensation that would have become payable to each of Messrs. Malloy, Coleman, Campbell, Govrin and Junius under their respective employment agreements as if the NEO’s employment had been terminated or if a change in control had occurred on December 31, 2020, given the NEO’s compensation and service levels as of such date and, where applicable, based on the fair market value of our common shares on that date. These benefits set forth in the table below for our NEOs are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plans, disability benefits and accrued vacation benefits.
Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our share price and the executive’s age.

Name	Termination of Employment due to Death/Disability ($)	Termination of Employment for Cause ($)	Termination of Employment Without Cause or for Good Reason ($)	Termination of Employment for Retirement at Retirement Age(1)	Change in Control Only (No Related Termination) ($)	Change in Control and Qualified Termination ($)

Daniel V. Malloy
Cash Payments (2)	700,000	—	1,975,000	—	—	1,975,000
Acceleration of Vesting of Performance-Based Restricted Share Awards (3)	—	—	—	—	—	2,354,010
Acceleration of Vesting of Time-Based Restricted Share Awards (4)	216,390	—	—	—	—	559,367
Other Benefits (5)	—	—	55,076	—	—	55,076

Christopher S. Coleman(6)
Cash Payments(2)	375,000	—	1,155,000	—	—	1,155,000
Acceleration of Vesting of Performance-Based Restricted Share Awards(3)	—	—	—	—	—	1,473,658
Acceleration of Vesting of Time-Based Restricted Share Awards(4)	126,102	—	—	—	—	321,671
Other Benefits(5)	—	—	64,773	—	—	64,773

Nicholas J. D. Campbell
Cash Payments (2)	340,000	—	1,097,500	—	—	1,097,500
Acceleration of Vesting of Performance-Based Restricted Share Awards (3)	—	—	—	—	—	1,097,827
Acceleration of Vesting of Time-Based Restricted Share Awards (4)	99,398	—	—	—	—	255,717
Other Benefits (5)	—	—	54,872	—	—	54,872

David E. Govrin
Cash Payments(2)	370,000	—	920,000	—	—	920,000
Acceleration of Vesting of Performance-Based Restricted Share Awards(3)	—	—	—	—	—	985,377
Acceleration of Vesting of Time-Based Restricted Share Awards(4)	145,875	—	—	—	—	349,165
Other Benefits(5)	—	—	67,753	—	—	67,753

David W. Junius
Cash Payments(2)	93,750	—	843,750	—	—	843,750
Acceleration of Vesting of Performance-Based Restricted Share Awards(3)	—	—	—	—	—	—
Acceleration of Vesting of Time-Based Restricted Share Awards(4)	—	—	—	—	—	2,042,916
Other Benefits(5)	—	—	76,578	—	—	76,578
(1)    None of the NEOs were eligible for retirement on December 31, 2020.
(2)     Includes base salary continuation for the applicable severance period and prorated annual cash incentive, as applicable, as described below under “Severance Payments”. Because the assumed termination date is December 31, 2020, the full annual cash incentive amount is reflected.
(3)    No performance-based restricted shares would vest upon termination of employment as of December 31, 2020, other than in connection with a qualifying termination of employment following a change in control. Performance shares granted in 2018, 2019 and 2020 would not vest unless the executive’s employment was terminated without cause or the executive resigned for good reason following a change in control, as described below.  In such event, upon such a termination of employment as of December 31, 2020, the performance shares granted in 2018, 2019 and 2020, as modified pursuant to the Retention Program, would have vested at the target number of such awards. The number of assumed vested shares have been multiplied by $9.52, the closing price on the NYSE of our shares on December 31, 2020. See “Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control—Performance-Based Restricted Shares” below.

(4)    Upon an NEO’s death or disability, a number of time-based restricted shares granted in 2019 and 2020 would vest equal to the number that would have vested in February 2021 had the NEO’s service continued until such date. No time-based restricted shares would vest upon termination of employment (other than by death or disability) or solely as a result of a change in control as of December 31, 2020. If the executive’s employment was terminated without cause or the executive resigned for good reason in connection with a change in control, all of the time-based restricted shares would vest on the effective date of the termination of service.
(5)    Reflects the cost to us of continued participation in medical and life insurance benefits over the severance period. See “Severance Payments” below.
(6)    The Company entered into a separation agreement with Mr. Coleman on January 10, 2021. For a description of the severance benefits to which Mr. Coleman is entitled under the separation agreement, see “Executive Compensation — Compensation Discussion & Analysis—Potential Payments upon Termination or Change in Control—Severance Payments”.
Severance Payments
As noted above (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2020 Table”), the employment arrangements for each of our NEOs provide for severance payments and benefits on specified termination events. Any such severance generally is subject to the NEO’s execution and non-revocation of a release of claims against us. Each employment arrangement includes definitions of “cause” and “good reason”.
Pursuant to the terms of their employment agreements as in effect on December 31, 2020, and subject to their execution of a general release of claims, if an active NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason, the NEO will be entitled to receive: (i) an annual cash incentive payment, prorated for the period of the NEO’s service prior to the termination date; (ii) payment of 18 months’ (or 12-months, for Mr. Govrin) base salary, payable over the 18-month period (or 12-month period, for Mr. Govrin) following the termination date; and (iii) 18 months’ (or 12-months’, for Mr. Govrin) of continued participation in medical and life insurance benefits at active employee rates. If the NEO’s employment is terminated due to death or disability, then the NEO will be entitled to receive an annual cash incentive payment, prorated for the period of the NEO’s service prior to the termination date. Like other employees generally, following termination of employment for any reason, each NEO is entitled to receive: (i) all accrued and unpaid base salary and benefits; and (ii) reimbursement for approved business expenses incurred prior to termination.
The Company entered into an employment agreement with Mr. Sankaran, effective as of August 6, 2020, in connection with his anticipated appointment as Chief Executive Officer of the Company effective as of the closing of the Merger, as described below under the heading “Executive Compensation — Compensation Discussion & Analysis — Compensation of Directors for Fiscal Year 2020”. Because Mr. Sankaran was not an NEO for 2020, based on SEC disclosure rules, amounts payable to him on a termination of employment as of December 31, 2020 are not reflected in the table above.

Pursuant to the terms of his employment agreement, if Mr. Sankaran’s employment is terminated by the Company without cause (or by reason of nonrenewal of the employment agreement) or if Mr. Sankaran resigns for good reason, Mr. Sankaran will be entitled to receive, subject to his execution of a general release of claims (assuming, for purposes of the amounts set forth in this paragraph, a full year of employment and an employment termination as of April 1, 2021): (i) all accrued and unpaid base salary and benefits, (ii) an annual cash incentive payment, prorated for the period of his service prior to the termination date ($184,932); (iii) payment of two times the sum of his base salary ($2,000,000); (iv) payment of two times his target annual cash incentive opportunity ($1,500,000); and (v) 24 months of continued participation in medical and life insurance benefits at active employee rates ($94,104). In addition to the foregoing severance payments and benefits: (a) any outstanding and unvested time-based restricted shares held by Mr. Sankaran will vest upon his termination of employment; (b) any outstanding and unvested performance-based restricted shares held by Mr. Sankaran shall remain outstanding through the scheduled vesting dates; and (c) any outstanding options to purchase Company shares held by Mr. Sankaran will (to the extent unvested) vest upon his termination of employment and remain exercisable until their normal expiration date.

If Mr. Sankaran’s employment had been terminated, including in connection with a change in control, in either case, on April 1, 2021, based on the treatment described in the immediately preceding sentence, Mr. Sankaran’s outstanding and unvested time-based restricted shares would have vested and had a value of $9,363,305, based on a price per share of $10.32, the closing price on the NYSE of our shares on April 1, 2021. Prior to April 1, 2021, Mr. Sankaran did not receive an award of performance-based restricted shares. Mr. Sankaran’s 400,000 stock options, granted on the closing date of the Merger with an exercise price of $15.00 per share, would have been out-of-the-money based on the price of the Company’s common shares as of April 1, 2021, and as a result, no value in respect of such stock options is reflected in such amount.

On January 20, 2021, the Company entered into a separation agreement with Mr. Coleman, pursuant to which Mr. Coleman was appointed to serve as Chief Accounting Officer of the Company. Mr. Coleman’s employment with the Company will end as of close of business on the first business day following the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021. In addition to the severance benefits payable pursuant to his employment agreement described above, (i) any outstanding and unvested time-based restricted shares held by Mr. Coleman will vest upon his termination of employment, and (ii) outstanding and unvested performance-based restricted shares granted to Mr. Coleman in 2019 and 2020 will vest at target levels of performance and without proration on the termination date. Based on the immediately preceding sentence, the amounts that Mr. Coleman will receive in respect of his outstanding and unvested time-based restricted shares and performance-based restricted shares following his termination are the same as those amounts set forth in the table above in connection with a change in control and qualified termination. The material terms of the separation agreement are set forth in the Company’s Periodic Report on Form 8-K previously filed on January 21, 2021.
Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control - Options
Pursuant to the terms of the NEOs’ Option Agreements, as applicable, treatment of options upon a termination of employment is as follows:
Termination due to death or disability: Options that would have become exercisable on the vesting date immediately following the date of termination (measuring achievement of the capital condition as of the date of termination) become vested on termination; all vested options are exercisable until the earlier to occur of: (i) the first anniversary of the termination; or (ii) the options’ normal expiration date.
Termination without cause or for good reason: Options that would have become exercisable on: (i) the vesting date immediately following the date of termination become exercisable immediately; and (ii) the options that would have become exercisable on the second vesting date following termination become exercisable on a pro rata basis, with the number of options that vest on termination determined by multiplying the total number of options scheduled to vest on the second vesting date by a ratio, the numerator of which is the number of days in the applicable vesting period that occur prior to the first anniversary of the date of termination and denominator of which is 365. Any remaining unvested options will be canceled immediately. Vested options are exercisable until the earlier to occur of: (i) the first anniversary of termination; or (ii) the option’s normal expiration date.
Termination for cause: All options vested as of the termination date remain exercisable for three months following the termination date or, if earlier, until each option’s normal expiration date; unvested options terminate and are canceled immediately.
Termination for any other reason: Any unvested options are canceled immediately. Vested options are exercisable until the earlier to occur of: (i) 90 days following termination; (ii) the options’ normal expiration date; or (iii) by mutual agreement.

Change in Control: In addition, in the event we undergo a change in control, each option for which the performance conditions have been satisfied as of immediately prior to the change in control (regardless of whether the service condition has been met) will be canceled in exchange for a payment equal to the excess, if any, of the consideration received by us for a common share in the change in control transaction over the exercise price of the option, and all other options will be immediately canceled for no consideration.
As of December 31, 2020, none of our NEOs held unvested options. Mr. Junius does not hold any options.
Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control - Performance-Based Restricted Shares
Pursuant to the terms of the NEOs’ Performance-Based Restricted Share Award Agreements, as applicable, treatment of performance-based restricted shares is as follows:
Termination due to death or disability: Performance-based restricted shares are deemed vested to the extent that the shares would have vested any time prior to the first anniversary following the date of termination, had the NEO continued service through such anniversary, subject to the achievement of the performance goals; any remaining unvested performance-based shares are forfeited and canceled at the time of termination.
Retirement: Performance-based restricted shares are deemed vested to the extent that the performance-based shares would have vested at the normal vesting date had the NEO continued his service until such date, subject to achievement of the performance goals; any remaining unvested performance-based shares are forfeited and canceled at the time of termination.
Termination for cause: All outstanding performance-based restricted shares, whether vested or unvested, are forfeited and canceled at the time of termination.
Termination for any other reason: All unvested performance-based restricted shares are forfeited and canceled. With respect to Mr. Coleman, in connection with his separation agreement entered into on January 20, 2021, outstanding and unvested performance-based restricted shares to Mr. Coleman in 2019 and 2020 will vest at target levels of performance and without proration upon termination of his employment.

Change in Control and Qualified Termination: No performance-based restricted shares vest solely based on a change in control. Performance-based restricted shares are subject to double-trigger vesting. In the event we undergo a change in control, and the recipient of performance-based restricted shares is terminated by the Company without cause or he or she resigns for good reason during the period beginning 90 days prior to the change in control and ending 24 months following the change in control, the performance-based restricted shares as modified by the Retention Program will vest on the effective date of a termination of service, at target levels, or, with respect to any other performance-based restricted shares not modified by the Retention Program, if greater, at levels based on actual performance achieved through the end of the fiscal quarter ending immediately prior to the change in control.  Any remaining unvested performance-based restricted shares will be forfeited and canceled effective as of the termination of service.
Vesting of Equity Awards on Certain Terminations of Employment or a Qualified Termination in Connection with a Change in Control - Time-Based Restricted Shares
Pursuant to the terms of the NEOs’ Time-Based Restricted Share Award Agreements, treatment of time-based restricted shares is as follows:
Termination due to death or disability: A number of time-based restricted shares that would have vested had the NEO’s service continued until the next scheduled vesting date shall vest upon the NEO’s death or termination by reason of disability. Any remaining unvested time-based restricted shares will be forfeited and canceled at the time of termination.

Termination for any other reason: Except as set forth below for Messrs. Coleman and Mr. Junius, if an NEO is terminated for any reason other than death or disability (or as set forth below in connection with a change in control), all unvested time-based restricted shares will immediately be forfeited and canceled as of the termination date. With respect to Mr. Coleman, any outstanding and unvested time-based restricted shares held by Mr. Coleman will vest upon termination of his employment.
With respect to Mr. Junius’s time-based restricted shares granted on October 1, 2020 in connection with his commencement of employment, if Mr. Junius’s employment is terminated without cause or if Mr. Junius resigns for good reason following the closing of the Merger, a portion of the Sign-on Restricted Shares (as defined in his offer letter dated September 23, 2020) that would otherwise have vested within two years of Mr. Junius’s termination will vest.
Change in Control and Qualified Termination: No time-based restricted shares vest solely as a result of a change in control.
Time-based restricted shares are subject to double-trigger vesting. In the event we undergo a change in control, and the recipient of the time-based restricted shares is terminated by the Company without cause or he or she resigns for good reason during the period beginning 90 days prior to the change in control and ending 24 months following the change in control, all unvested time-based restricted shares will fully vest on the effective date of a termination of service.
Compensation of Directors for Fiscal Year 2020

We adopted an amended and restated Director Compensation Policy on August 6, 2020 effective as of the date of the Company’s 2020 Annual General Meeting of Shareholders. Pursuant to the policy, each independent director will receive an annual cash retainer of $137,500 per year (or $172,500, in the case of the chairman of the Audit Committee of the Board, Mark Parkin, or $187,500, in the case of the Lead Independent Director, or $237,500 in the case of the non-executive Chairman of the Board, Mr. Sankaran, prior to his appointment to Chief Executive Officer of the Company). The cash retainer is paid in equal quarterly installments, and is prorated for partial years of Board service based on the number of days served by an independent director during any such year.

Each independent director will also receive an annual grant of $137,500 worth of restricted shares. Restricted share grants are typically made on or around the date of the annual meeting of shareholders, with the number of shares being calculated based on the fair market value of a common share of the Company on the date of grant. Restricted share grants are also prorated for partial years of Board service, with the grant typically being made on the date that the director begins his or her Board service. All restricted share grants are subject to the Omnibus Incentive Plan and applicable award agreements entered into between the Company and the director, including vesting and forfeiture provisions. The restricted shares fully vest on April 30th of the calendar year following the year in which the grant is made, subject to the director’s continued Board service through each vesting date.

Our directors who are not independent (including those who are our employees) do not receive compensation for serving as members of our Board. As a result, Messrs. Malloy and Targoff are not compensated for their services as directors and are omitted from the table below, and, following the closing of the Merger, Mr. Sankaran is no longer compensated for his service as Chairman of the Board. However, all directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as Board and Committee members, including attendance at educational seminars and other expenses directly related to the Company’s business.

In connection with the closing of the Merger, the Company modified its Director Compensation Policy to provide that all new directors joining the Board at and after the closing of the Merger will, in addition to the compensation currently provided to our directors under the Director Compensation Policy, receive a one-time grant of restricted Common Shares of the Company having a grant date value of $250,000 (other than Peter Tan or any future individual affiliated with CMIG International Holding Pte. Ltd. or CM Bermuda Limited). In order to promote fairness and consistency of Board compensation, this one-time grant will also be made to directors serving prior to and at the closing of the Merger (other than Joshua L. Targoff or any future director affiliated with Third Point LLC or Daniel S. Loeb). The restricted shares will vest in three equal annual installments on each anniversary of the grant date, subject to continued Board service through the applicable vesting dates.

On September 8, 2020, in connection with the Merger, we entered into a consulting agreement with Mr. Steven Fass, a former director, pursuant to which Mr. Fass serves in the advisory position of Vice Chairman of the Company, effective as of September 1, 2020. In his position as Vice Chairman, Mr. Fass will be paid a fixed consulting fee at an annual rate of $600,000 until December 31, 2021, and, for 2021, he is eligible to receive a discretionary incentive payment with a target amount of $400,000. Mr. Fass also received a one-time cash sign-on bonus of $250,000 within 30 days following his start date, and was granted a one-time award of restricted shares with a grant date fair value equal to $500,000 upon the closing of the Merger, which will vest in equal annual installments on the first two anniversaries of the grant date, subject to Mr. Fass’s continued service as Vice Chairman. If Mr. Fass’s services are terminated by the Company without “cause” (as defined in the Omnibus Incentive Plan), then Mr. Fass would be entitled to: (i) payment of any target incentive opportunity for the year of his termination, prorated based on the number of days he provided services during such calendar year and payable in a lump sum within 60 days following his termination; and (ii) accelerated vesting of any unvested restricted shares, in each case subject to Mr. Fass’s execution of a release of claims. See “Transactions with Related Persons—Vice Chair Agreement with Steven E. Fass” below.

On August 6, 2020, we entered into an employment agreement with Mr. Sankaran, which included terms related to the period between August 6, 2020 and the closing of the Merger during which he served as Chairman of the Board prior to his appointment to Chief Executive Officer. Pursuant to this agreement, Mr. Sankaran received the director fees described in this section for his role as non-executive Chairman of the Board, and Mr. Sankaran was also granted a special award of restricted shares with a grant date fair value equal to $3,000,000 upon the signing of the Merger Agreement, and an additional special award of restricted shares with a grant date fair value equal to $5,500,000 upon the closing of the Merger. These restricted share awards vest in five equal installments on each anniversary of the closing date of the Merger, generally subject to Mr. Sankaran’s continued services following the closing of the Merger in the role of Chief Executive Officer. The material terms of Mr. Sankaran’s employment agreement are disclosed in the Company’s Periodic Report on Form 8-K previously filed on August 10, 2020, and are discussed under the heading “Executive Compensation—Compensation Discussion & Analysis—Potential Payments upon Termination or Change in Control—Severance Payments.” Upon his appointment as Chief Executive Officer, Mr. Sankaran ceased receiving director fees.

Director Fees paid in Fiscal Year 2020

Name	Fees earned or paid in cash ($)		Restricted Share Awards (1) (2) ($)	Option Awards ($)	All Other Compensation(3)	Total ($)
Rafe de la Gueronniere	120,499		137,500	—	—	257,999
Joseph L. Dowling III	120,499		137,500	—	—	257,999
Steven E. Fass (former Director)	56,319		—	—	450,000	506,319
Gretchen A. Hayes	120,499		137,500	—	—	257,999
Mary R. Hennessy (former Director)	45,055		—	—	—	45,055
Mehdi Mahmud	55,194	(4)	100,859	—	—	156,053
Mark Parkin	147,720		137,500	—	—	285,220
Siddhartha Sankaran	168,185		137,500	—	—	305,685
(1)The restricted shares were awarded to the independent directors on May 5, 2020 and August 5, 2020, under our Omnibus Incentive Plan and vested (or will vest) on each of the following dates: July 31, 2020, October 31, 2020, January 31, 2021, and April 30, 2021. For Mr. Sankaran, the restricted shares reflected in this column also include a grant of restricted shares made in connection with the signing of the Merger Agreement on August 6, 2020. The Directors held the following unvested awards at December 31, 2020: Rafe de la Gueronniere 10,042, Joseph L. Dowling III 10,042, Steven E. Fass 0, Gretchen A. Hayes 10,042, Mary R. Hennessy 0, Mehdi Mahmud 8,251, Mark Parkin 9,830 and Siddhartha Sankaran 374,259.
(2)The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 17, “Share-Based Compensation,” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which are hereby incorporated herein by reference.
(3)The amount reported in this column for Mr. Fass reflects consulting fees of $200,000 for his service as Vice Chairman of the Company in fiscal year 2020, and a one-time cash sign-on bonus of $250,000 in connection with his appointment as Vice Chairman in September 2020. See narrative above for a description of the material terms of Mr. Fass’s consulting agreement.
(4)Reflects prorated fees earned from August 6, 2020 through December 31, 2020.

Compensation Risk Assessment

In fiscal year 2020, the Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.
CEO Pay Ratio - 10.07 to 1.0

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. To identify our median employee, we calculated an estimate of the annual total compensation for fiscal year 2020 of each of our employees employed as of December 31, 2020, in the same manner as the “Total Compensation” shown for our NEOs in the “Summary Compensation Table”, using the following elements:

•salary received in fiscal year 2020;
•annual cash incentive payment received for performance in fiscal year 2020;
•grant date fair value of long-term incentive awards granted in fiscal year 2020;
•Company-paid contributions to retirement plans made during fiscal year 2020;
•Company-paid personal tax preparation cost;
•Company-paid tax reimbursements during fiscal year 2020; and
•Company-paid transportation and housing, and the one-time COVID-19 remote work allowance, during fiscal year 2020.
We determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our employees; (ii) ranking the annual total compensation of all employees except for our CEO from lowest to highest (a list of 34 employees); and (iii) selecting the median employee based on the total compensation elements described above. Because we had an even number of employees, we have two median employees and have calculated the median of the annual total compensation of all employees of our Company (other than our CEO) based on the average annual total compensation of the two median employees (“Median Employee”).
For fiscal year 2020, our last completed fiscal year:
•the Median Employee’s annual total compensation was $323,078; and
•the annual total compensation of our CEO, as reported in the “Summary Compensation Table” included elsewhere in this Proxy Statement, was $3,254,510.
Based on this information, for 2020 the reasonable estimated ratio of the annual total compensation of our CEO, to the median of the annual total compensation of all employees, calculated in a manner consistent with Item 402(u) of Regulation S-K, was 10.07 to 1.
BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON SHARES
The following table sets forth information regarding the beneficial ownership of SiriusPoint common shares and Series A preference shares as of April 1, 2021, by:
• each person who is the beneficial owner of more than 5% of the Company’s common shares and Series A preference shares;
• each person who is a named executive officer or director; and
• all executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. As of April 1, 2021, there were 161,891,354 common shares and 11,720,987 Series A preference shares of SiriusPoint outstanding. Unless otherwise indicated below, the address for each person listed on the table is c/o SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda.

Percentage of total voting power represents voting power with respect to all shares of SiriusPoint common shares and Series A preference shares, voting as a single class. Each holder of common shares is entitled to one vote for each common share held on the record date. Each holder of Series A preference shares is entitled to the number of votes equal to the number of common shares into which the preference shares are then convertible as of the record date. As of the record date, each share of Series A preference shares was convertible into one common share.

	Common Shares		Series A Preference Shares
Name and Address	Number of Shares	Percentage of Class (1)	Number of Shares	Percentage of Class (2)	% of Total Voting Power
5% Shareholders
Daniel S. Loeb(3)	15,173,571	9.37%		—%
CM Bermuda Ltd.(4)	75,789,884	41.44%	11,710,956	99.91%	9.90%
BlackRock, Inc.(5)	12,661,328	7.82%	—	—%	7.29%
Vanguard Group Inc.(5)	8,138,482	5.03%	—	—%	4.89%
Directors and Named Executive Officers
Joseph L. Dowling III(13)	47,290	*	—	*	*
Rafe de la Gueronniere(13)	95,564	*	—	*	*
Gretchen Hayes(13)	58,434	*	—	*	*
Rachelle Keller(13)	31,036	*	—	*	*
Sharon Ludlow(13)	23,809	*
Mehdi Mahmud(13)	39,935	*	—	*	*
Franklin Montross IV(13)	33,809	*
Mark Parkin(13)	105,166	*	—	*	*
Siddhartha Sankaran (6)	939,505	*	—	*	*
Peter Tan	—	*	—	*	*
Joshua L. Targoff	209,991	*	—	*	*
Nicholas J. D. Campbell(7)	610,371	*	—	*	*
Christopher S. Coleman(8)	749,479	*	—	*	*
David E. Govrin(9)	210,113	*	—	*	*
Daniel V. Malloy(10)	2,431,880	1.50%	—	—%	1.50%
David W. Junius (11)	214,592	*	—	*	*
All executive officers and directors as a group (22 individuals)(12)	6,351,257	3.92%
*     Represents beneficial ownership of less than 1%.
(1)Based on an aggregate of 161,891,354 common shares (including restricted shares and warrants) issued and outstanding as of April 1, 2021.
(2)Based on an aggregate of 11,720,987 Series A Preference Shares issued and outstanding as of April 1, 2021.
(3)Of these shares, the 2010 Loeb Family Trust owns 235,127 common shares, Third Point Advisors LLC owns 1,000,000 common shares, Third Point Opportunities Master Fund L.P. owns 7,493,842 common shares and the 2011 Loeb Family GST Trust owns 5,050,381 common shares. Mr. Loeb has sole voting and dispositive power over the shares held by the 2010 Loeb Family Trust, Third Point Advisors LLC, the 2011 Loeb Family GST Trust and Third Point Opportunities Master Fund L.P. Mr. Loeb disclaims beneficial ownership of such common shares except to the extent of his pecuniary interest therein, if any. Mr. Loeb’s address is c/o Third Point, LLC, 55 Hudson Yards, New York, New York.
(4)CM Bermuda is a direct wholly owned subsidiary of CMIG International. The Board of CMIG International, which is comprised of seven members exercises voting and dispositive control over the common shares held by CM Bermuda. The business address of CM Bermuda is Cannon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda and the business address of CMIG International is 8 Marina Boulevard #13-01, Marina Bay Financial Centre, Tower 1, Singapore 018981. In accordance with the CMB Investor Rights Agreement, the voting power of CM Bermuda, its Affiliates and its Related Persons in SiriusPoint is capped at 9.9% as described elsewhere in this Proxy Statement. The total number of common shares reported in this table includes 20,991,337 common shares issuable upon exercise of warrants.
(5)Amounts indicated are based on Schedule 13G filings; in the case of BlackRock, Inc., made on January 26, 2021, in the case of Vanguard Group Inc., made on February 10, 2021.
(6)Includes 46,307 common shares and 893,198 unvested restricted shares of which 4,869 will vest on April 30, 2021 and 888,329 that will vest in equal annual installments on the first five anniversaries of February 26, 2021.
(7)Includes options to purchase 348,838 common shares and 104,164 common shares. Includes 140,949 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 140,949 restricted shares would vest if the maximum performance level is achieved (93,966 would vest at target and 0 at threshold). Also includes 16,420 restricted shares that vest in equal annual installments on the first three anniversaries of the grant date through such vesting date.
(8)Includes options to purchase 348,836 common shares and 192,286 common shares. Includes 178,814 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 178,814 restricted shares would vest if the maximum performance level is achieved (119,209 would vest at target and 0 at threshold). Also includes 20,543 restricted shares that vest in equal annual installments on the first three anniversaries of the grant date through such vesting date. The common shares detailed above include 9,000 common shares held by Mr. Coleman’s wife. Mr. Coleman disclaims beneficial ownership of the shares held by his wife.
(9)Includes 65,528 common shares. Includes 123,231 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 123,231 restricted shares would vest if the maximum performance level is achieved (82,154 would vest at target and 0 at threshold). Also includes 21,354 restricted shares that vest in equal annual installments on the first three anniversaries of the grant date through such vesting date.
(10)Includes options to purchase 1,627,906 common shares and 461,099 common shares. Includes 306,848 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 306,848 restricted shares would vest if the maximum performance level is achieved (204,565 would vest at target and 0 at threshold). Also includes 36,027 restricted shares that vest in equal annual installments on the first three anniversaries of the grant date through such vesting date.
(11)Includes 214,592 restricted shares that vest in equal annual installments on the first five anniversaries of the grant date through such vesting.
(12)Consists of options to purchase 2,325,580 common shares and 3,275,835 common shares (including 1,904,774 restricted shares subject to vesting) that are held by such executive officers and directors as a group.
(13)Includes 23,809 restricted shares granted to Messrs. Dowling, de la Gueronniere, Mahmud, Parkin, and Montross and Mses. Hayes, Keller and Ludlow on February 26, 2021 that will vest on the first three anniversaries of the grant date through such vesting date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Company has adopted a Related Person Transactions Policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, another independent Committee of our Board or the full Board. Any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, is required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. A copy of our Related Person Transactions Policy is available on our website at: www.siriuspt.com.
Related Person Transactions

The following is a description of certain relationships and transactions that existed or that we have entered into with our directors, major shareholders and certain other related persons.
Joint Venture and Investment Management Agreements
On July 31, 2018, Third Point Reinsurance Ltd. (as predecessor to the Company), Third Point Re BDA and Third Point Re USA entered into the Amended and Restated Exempted Limited Partnership Agreement (the “2018 LPA”) of Third Point Enhanced LP ("TP Fund") with Third Point Advisors LLC (“TP GP”) and others, effective August 31, 2018. Pursuant to the investment management agreement between Third Point LLC and TP Fund, dated July 31, 2018, and as amended and restated on February 28, 2019 (the “TP Fund IMA”), Third Point LLC is the investment manager for TP Fund. In addition, on July 31, 2018, Third Point Re BDA and Third Point Re USA, together the “TPRE Limited Partners” and TP Fund executed a Subscription Agreement pursuant to which the TPRE Limited Partners transferred certain net investment assets and related liabilities from their separate accounts to TP Fund, and TP Fund issued limited partner interests to the TPRE Limited Partners proportionate to and based on the net asset value transferred by each such entity on the applicable transfer date. Certain collateral assets consisting of debt securities and restricted cash were not transferred to TP Fund but are also managed by Third Point LLC under a separate investment management agreement, as discussed below under “Investment Management Agreement”.
On February 28, 2019, we entered into the Second Amended and Restated Exempted Limited Partnership Agreement of TP Fund (the “2019 LPA”), which amended and restated the 2018 LPA, with effect from January 1, 2019.
On August 6, 2020, we entered into the Third Amended and Restated Exempted Limited Partnership Agreement of TP Fund (the “Amended LPA”, which amended and restated the 2019 LPA (as amended and restated by the Amended LPA, the “LPA”), with effect from February 26, 2021. See “Limited Partnership Agreement” below for further details on the updated terms as a result of the Amended LPA.
Limited Partnership Agreement
Term
The LPA has a term ending on March 31, 2026, subject to automatic renewal for additional successive two-year terms unless a party notifies the other parties with one year’s prior notice before the end of a term that it wishes to terminate such LPA at the end of such term.
Term and Termination Rights
The LPA shall continue until the first of the following events to occur: (1) at any time, upon the written consent of the TPRE Limited Partners and TP GP, (2) within sixty days of the dissolution, entry of an order for relief or filing of a bankruptcy petition withdrawal of TP GP, unless within such days a successor general partner is elected by a majority interest of the limited partners, or (3) subject to the foregoing, any other event causing the mandatory winding up and dissolution of the partnership under the laws of the Cayman Islands.
We may terminate the LPA upon the death, long-term disability or retirement of Daniel S. Loeb, or the occurrence of other circumstances in which Mr. Loeb is no longer directing the investment program of Third Point LLC or actively involved in the day-to-day management of Third Point LLC.
Withdrawal Rights
Under the LPA, we may withdraw our capital accounts in TP Fund in full on March 31, 2026 (the “Withdrawal Date”), and each successive two-year anniversary of such date.

We may withdraw our capital accounts in TP Fund under the LPA prior to the Withdrawal Date within 120 days following the occurrence of a “Cause Event”, which is defined as:
•a violation of applicable law relating to Third Point LLC’s investment related business;
•Third Point LLC’s fraud, gross negligence, willful misconduct or reckless disregard of its obligations under the LPA;
•a material breach by the TP Fund GP of the LPA or Third Point LLC of any material breach of the TP Fund IMA or the TPIPS IMA (as defined below), which, in either case, if such breach is reasonably capable of being cured, is not cured within a 15-day period; a conviction or, a plea of guilty or nolo contendere to in the case of Daniel S. Loeb, a felony or a crime involving moral turpitude and, in the case of certain senior officers of Third Point LLC or the TP Fund GP, a felony or crime relating to or adversely affecting the investment-related business of the TP Fund GP or Third Point LLC;
•a conviction or, a plea of guilty or nolo contendere to a felony or a crime affecting the investment related business of Third Point LLC by certain senior officers of Third Point LLC or the TP Fund GP;
•any act of fraud, material misappropriation, material dishonesty, embezzlement, or similar conduct by or the TP Fund GP or Third Point LLC relating to the TP Fund GP or Third Point LLC’s investment related business; or
•a formal administrative or other legal proceeding before the SEC, the U.S. Commodity Futures Trading Commission, the FINRA, or any other U.S. or non-U.S. regulatory or self-regulatory organization against Third Point LLC; or certain key personnel which would likely have a material adverse effect on us.
Under the LPA, the TPRE Limited Partners will have the right to withdraw funds monthly from TP Fund upon the occurrence of certain events specified in the Amended LPA, including, to meet capital adequacy requirements, to prevent a negative credit rating, for risk management purposes or to satisfy financing obligations, subject to certain limitations on such withdrawals as specified in the Amended LPA. The Company is also entitled to withdraw funds from the TP Fund in order to satisfy its risk management guidelines, upon prior written notice to the TP Fund GP, in an amount not to exceed 20% of the sum of (x) the aggregate opening balances of our capital account and (y) the aggregate amount of capital contributions credited to our Capital Account.
Incentive Allocations
With respect to each of the TPRE Limited Partners, TP GP receives incentive allocations. An incentive allocation crystallizes as of each December 31, each withdrawal date that a TPRE Limited Partner effects a withdrawal, other than December 31, in respect of the amount withdrawn and if TP Fund is dissolved on a date other than December 31, the termination date (each an “Incentive Allocation Period”). Reallocation of a TPRE Limited Partner’s capital account as of a crystallization date is divided between the TPRE Limited Partner and TP GP as follows: 20% of the result of (x) the Net Increase (as defined in the Amended LPA) (if any) of the Capital Account (as defined in the Amended LPA) of a TPRE Limited Partner during such Incentive Allocation Period, minus (y) the Management Fee (as defined in the Amended LPA) debited from such Capital Account for such Incentive Allocation Period, minus (z) such partner’s Loss Recovery Account (as defined in the Amended LPA) balance for such Incentive Allocation Period, shall be reallocated to TP GP (the “Incentive Allocation”). TP GP, in its discretion, may elect to reduce, waive or calculate differently the Incentive Allocation, with respect to any TPRE Limited Partner.
For the Incentive Allocation Period ending on December 31, 2020, the performance of certain fixed income and other investments held by Third Point Re BDA and Third Point Re USA and managed by the Investment Manager under the Amended and Restated Collateral Assets Investment Management Agreement among Third Point LLC, the Company and Third Point Re USA, dated as of May 24, 2019 (the “Collateral Assets IMA”), were considered when calculating the Incentive Allocation and Loss Recovery Account amounts under the terms of the 2019 LPA.
Management Fee
Pursuant to both the JV Agreements and the LPA, Third Point LLC is entitled to receive monthly management fees. Prior to the change in the Company’s investment account structure, management fees were calculated based on 1.5% of net investments managed by Third Point LLC. As a result of the 2018 LPA, management fees were charged at the TP Fund level and were calculated based on 1.5% of the investment in TP Fund and multiplied by an exposure multiplier computed by dividing the average daily investment exposure leverage of the TP Fund by the average daily investment exposure leverage of the Third Point Offshore Master Fund L.P. (“Offshore Master Fund”). The Amended LPA did not amend the management fee rate of the 2019 LPA, which revised the management fee from 1.5% per annum to 1.25% per annum effective from January 1, 2019. Third Point LLC also serves as the investment manager for the Offshore Master Fund.
Most Favored Nation
If Third Point Offshore Fund, Ltd., the Offshore Master Fund, Third Point Partners L.P., Third Point Partners Qualified L.P, Third Point Ultra Onshore LP, Third Point Ultra Ltd. and Third Point Ultra Master Fund L.P., and any other current or future investment vehicle or account following the same or substantially the same investment strategy as the foregoing entities (each, an “Other TP Fund”) lowers the management fee rate or incentive allocation rate for any existing share classes or if any Other TP Fund offers any new share class that has the same liquidity terms as an existing share class but lower management fee rates or incentive allocation rate than TP Fund, then the TPRE Limited Partners will receive a proportionate decrease in the fee rates applicable to their investment in TP Fund. If any Other TP Fund offers any new share class that has equal or better liquidity terms or provides for different management fee terms or incentive compensation terms than TP Fund, then TP GP shall provide prompt written notice of the offering of such terms to the Company. Upon receipt of such notice, the Company may elect to change the compensation terms applicable to the TPRE Limited Partner’s investment in TP Fund to mimic such other management fee terms and/or incentive compensation terms. If the Company does not make such election within 30 days of receiving notice of the terms offered, then, at the Company’s request, Third Point LLC and the Company will engage in good faith discussions to determine whether a change to the compensation arrangements under the Amended LPA is appropriate.
Investment Guidelines
In accordance with the investment guidelines under the Amended LPA, the underlying investment portfolio of TP Fund will be managed on a basis that is substantially equivalent to Offshore Master Fund, which is managed by Third Point LLC, but with increased exposures through the use of additional financial leverage. As compared to the Third Offshore Master Fund, TP Fund generally has increased exposure to investments. The leverage of TP Fund is managed based on the terms of the Amended LPA to generally target a “leverage factor” of (a) one and one half times (1.5x) for liquid securities and (b) one time (1x) for investments in illiquid securities and ABS securities, in each case, as determined by TP GP in its sole discretion. In addition, pursuant to the Amended LPA, TP GP is required to apply the following limitations for TP Fund:

•Composition of Investments: at least 60% of the investment portfolio must be held in debt and equity securities of publicly traded companies and governments of the Organization of Economic Co-operation and Development high income countries, asset backed securities, cash, cash equivalents and gold and other precious metals;

•Concentration of Investments: other than cash, cash equivalents and United States government obligations, TP Fund’s total exposure to any one issuer or entity may not constitute more than 15% (multiplied by the “leverage factor”) of the investment portfolio’s total exposure; and

•Net Exposure Limits: the net exposure may not exceed two times net asset value for more than 10 trading days in any 30-trading day period. Net exposure represents the short exposure subtracted from the long exposure in a given category.
See Note 9, “Management and performance fees” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for detailed information on management and performance fees.

Investment Management Agreement
On July 31, 2018, Third Point Re BDA and Third Point Re USA entered into the Collateral Assets Investment Management Agreement (the “2018 Collateral Assets IMA”) with Third Point LLC effective August 31, 2018, pursuant to which Third Point LLC served as investment manager of certain collateral assets not transferred to TP Fund. The collateral assets are presented in the consolidated balance sheets within debt securities and restricted cash and are considered as part of total net investments managed by Third Point LLC.

On May 24, 2019, Third Point Re BDA and Third Point Re USA entered into the Amended and Restated Collateral Assets Investment Management Agreement (the “Amended Collateral Assets IMA” and, together with the 2018 Collateral IMA, the “Collateral Assets IMA”) with Third Point LLC, effective May 24, 2019, pursuant to which, in addition to serving as the investment manager for the Company’s collateral assets, Third Point LLC served as investment manager of certain investment assets withdrawn from TP Fund. The Amended Collateral Assets IMA continued in effect until the Company’s entry into the TPIUPS IMA described below. The Company entered into the Amended Collateral Assets IMA to provide for Third Point LLC's management of a substantial portion of the Company’s assets that were reallocated from TP Fund into cash, U.S. Treasuries and other fixed income investments.

On August 6, 2020, Third Point LLC (d/b/a Third Point Insurance Portfolio Solutions (“TPIPS”) and the Company entered into an Investment Management Agreement, effective as of February 26, 2021 (the “TPIPS IMA”), pursuant to which TPIPS serves as investment manager to the Company and provide investment advice with respect to the investable assets of the Company, other than assets that the Company may withdraw from time to time as working capital. The Collateral Assets IMA was terminated at the effective time of the TPIPS IMA.

Assets managed by TPIPS under the TPIPS IMA (collectively, the “Account”) not invested in TP Fund are invested in the “Sub-Advisory Portfolio” or the “Non-Sub-Advisory Portfolio.” The Sub-Advisory Portfolio is managed by a sub-advisor, generally recommended by TPIPS and in each case approved by the Company. The Non-Sub-Advisory Portfolio is managed by TPIPS directly in accordance with the Company’s investment guidelines.

The TPIPS IMA may be terminated by the Company as of February 26, 2023, with 30 days’ prior notice. If the Company does not provide such notice, then the TPIPS IMA will continue for successive one-year periods, unless it is terminated by the Company as of the end of any such one-year period with 30 days’ prior notice. During the initial two-year term and any one-year extension thereafter, the Company may terminate the TPIPS IMA as of any month-end with 30 days’ prior notice, subject to a fee payable to TPIPS. The TPIPS IMA may be terminated by Third Point LLC as of any month-end with 120 days’ prior notice. The TPIPS IMA may be terminated by the Company at any time after a Cause Event (as defined in the TPIPS IMA) with 5 days’ notice or a Key Person Event (as defined in the TPIPS IMA) with 90 days’ notice.
Management Fees
Pursuant to the TPIPS IMA, TP Fund pays Third Point LLC a fixed management fee, payable monthly in advance, equal to 1/12 of 0.06% of the fair value of Account assets (other than assets invested in TP Fund). The Company also bears expenses including brokerage, borrowing, trading and other investment expenses of the Account (such as expenses the Sub-Advisory Portfolio’s sub-advisors and any asset-based and performance-based compensation payable to such sub-advisors). The TPIPS IMA includes provisions limiting liability of TPIPS and its affiliates to specified circumstances and providing for indemnification by the Company for certain losses suffered by TPIPS or its affiliates. No performance-based compensation is payable to TPIPS by the Company under the TPIPS IMA.

Registration Rights Agreement

On December 22, 2011, certain of our shareholders executed and delivered the registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to grant (A) each Founder at any time after the earlier of a Qualified IPO (as defined in the Registration Rights Agreement) and the third anniversary of the execution of the Registration Rights Agreement, the right to request that we effect the registration under the Securities Act of all or a portion of such Founder’s securities and (B) PROL at any time after a Qualified IPO, a one-time right to request that we effect the registration under the Securities Act of all or a portion of PROL’s securities that constitute “Registrable Securities” (as defined in the Registration Rights Agreement), in each of case (A) and (B) subject to limitations on the number and timing of demand registrations and the other restrictions and cutback provisions contained in the Registration Rights Agreement. PROL can currently exercise their demand rights at any time.
In addition, pursuant to the Registration Rights Agreement, we have granted all shareholders of “Registrable Securities” “piggyback” rights to include securities in a registration statement filed by us with the SEC under the Securities Act, subject to the restrictions and cutback provisions and other customary limitations contained in the Registration Rights Agreement.
In connection with the registration of our equity securities under the Securities Act, the investors party to the Registration Rights Agreement agree (in the case of Daniel S. Loeb), if requested by the managing underwriter) not to effect any sale or distribution or to request registration of any securities within 7 days prior and 90 days following (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or for such shorter period as the managing underwriter may agree) the effective date of the registration statement relating to such registration.
Trademark License Agreements
On December 22, 2011, Third Point LLC entered into trademark license agreements (each, a “TLA”) with each of Third Point Re BDA and the Company, respectively, pursuant to which Third Point LLC licensed to each of Third Point Re BDA and the Company, on a royalty free non-exclusive basis the name “Third Point”, the trade mark “Third Point” and the “Third Point” logo (collectively, the “Licensed Marks”) to be used in connection with their respective businesses. In addition to customary termination rights for the benefit of Third Point LLC, Third Point LLC has the right to terminate each TLA upon written notice to Third Point Re or the Company, as the case may be, in the event the Investment Management Agreements are terminated. The TLA provides that, for so long as Third Point LLC acts as the investment manager for the Account, Third Point LLC may not license the Licensed Marks to any entity, the principal business of which is reinsurance, without the prior written consent of the licensee.
On February 17, 2016, Third Point Re USA entered into a Joinder Agreement with Third Point LLC, and TPRUSA to extend the rights of the TLA to each of TPRUSA and Third Point Re USA.
Closing Letter Agreement

On December 22, 2011, Third Point LLC, KIA TP Holdings, L.P. and KEP TP Holdings, L.P., which are affiliates of Kelso & Company (collectively, “Kelso”), and Pine Brook LVR, L.P., an affiliate of Pine Brook Road Partners, LLC (collectively, “Pine Brook”, together with Kelso, the “Lead Investors” and each individually, a “Lead Investor”), TP GP and the Company entered into a letter agreement (the “Closing Letter Agreement”) setting forth certain covenants of Third Point LLC and the Company and certain indemnification arrangements as further described below.
Pursuant to the Closing Letter Agreement, Third Point LLC agreed not to manage more than a specified percentage of the assets of any offshore reinsurance company (other than Third Point Re BDA), the principal business of which is property and casualty reinsurance, without the prior written consent of each of the Lead Investors (not to be unreasonably withheld), with certain exceptions for investments by any such reinsurance company of its assets in any Managed Account.
In addition, Third Point LLC agreed that it will not raise incremental capital in its existing funds or any newly-created funds or vehicles that pursue the same investment strategy as that of Third Point Re BDA, to the extent that as a result of such incremental capital, the assets of Third Point Re BDA managed by Third Point LLC will be less than a specified percentage of the aggregate assets in Third Point Re and in such previously-described funds or vehicles to be reduced, prior to a Qualified IPO (as defined therein), pro-rata if less than $1 billion of equity capital is raised in the offering.
We have agreed that, from the date of the Closing Letter Agreement and until the Investment Management Agreements are terminated, we shall cause each of our direct and indirect subsidiaries to (i) become a participant for purposes of the Investment Management Agreements or (ii) enter with Third Point LLC into an agreement similar to the Investment Management Agreements pursuant to which Third Point LLC will act as Third Point LLC in respect of a percentage of such subsidiary’s investable assets equal to the percentage of investable assets invested by Third Point Re BDA in the Accounts.
Third Point LLC also agreed that, if at the time of an initial public offering, it was acting as the investment manager for the Accounts, it would cause its hedge funds not to be available for investment during the pendency of such offering.
Indemnification Agreements

We have agreed to indemnify and hold harmless Kelso, Pine Brook, Dowling Capital Partners I, L.P., an affiliate of Dowling Capital Management, LLC (collectively, “Dowling”), P RE Opportunities Ltd. (“PROL”), Third Point LLC, Daniel S. Loeb and affiliates associated with Mr. Loeb and John R. Berger (collectively, the “Founders”) and each of their respective affiliates, and the respective shareholders, members, managers, directors, officers, partners and employees, and agents of each Founder and/or its affiliates from and against, and shall reimburse each indemnified person for, any and all losses that at any time are imposed on, incurred by, and/or asserted against such indemnified person arising out of, relating to, and/or in connection with, the Agreement Among Members, we and/or our assets, business, and/or affairs; provided that such indemnified Person will not be entitled to indemnification for any losses to the extent it is determined by a final and binding judgment of a court of competent jurisdiction that such losses arise out of such indemnified person’s fraud, gross negligence, willful misconduct or a material breach of the Closing Letter Agreement. Any indemnification pursuant to the Closing Letter Agreement will be made only out of our assets and none of our members (including the Founders) or any other indemnified person will have any personal liability on account of such indemnification.
We have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our Company’s request.
Third Point Loan L.L.C. and Third Point Ventures LLC

Third Point Loan L.L.C. (“Loan LLC”) and Third Point Ventures LLC (“Ventures LLC” and, together with Loan LLC, “Nominees”) serve as nominees of the TP Fund and other affiliated investment management clients of Third Point LLC (the “Investment Manager”) for certain debt and private securities. The Nominees appointed the Investment Manager as its true and lawful agent and attorney.
See the Audited Financial Statements of TP Fund furnished as an Exhibit to our Annual Report on Form 10-K for information on the fair value of TP Fund’s investments in Loan LLC and Ventures LLC as of December 31, 2020.

TP Lux Holdco LP
The TP Fund has entered into a limited partnership agreement with TP Lux Holdco LP (the “Cayman HoldCo”), an affiliate of the Investment Manager. The Cayman HoldCo was formed as a limited partnership under the laws of the Cayman Islands and invests and held debt and equity interests in TP Lux HoldCo S.a.r.l, a Luxembourg private limited liability company (the “LuxCo”) established under the laws of the Grand-Duchy of Luxembourg, which was also an affiliate of the Investment Manager. LuxCo’s principal objective was to act as a collective investment vehicle to purchase certain European debt and equity investments. Certain debt and equity investments will be purchased by LuxCo and will be financed through the issuance of debt and equity instruments purchased by the Cayman HoldCo.
See the Audited Financial Statements of TP Fund furnished as an Exhibit to our Annual Report on Form 10-K for information on the fair value of TP Fund’s investment in the limited partnership as of December 31, 2020.

Third Point Hellenic Recovery US Feeder Fund, L.P.
The TP Fund is a limited partner in Third Point Hellenic Recovery US Feeder Fund, L.P. (the “Hellenic Fund”), which is an affiliate of the Investment Manager. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands on April 12, 2013 and invests and holds debt and equity interests in Greek Cypriot companies.
See the Audited Financial Statements of TP Fund furnished as an Exhibit to our Annual Report on Form 10-K for information on the fair value of TP Fund’s investment in the Hellenic Fund as of December 31, 2020.

TP DR Holdings LLC
The TP Fund holds an equity and debt investment in TP DR Holdings LLC (“TP DR”), which is an affiliate of the Investment Manager. In December 2016, TP DR was formed as a limited liability company under the laws of the Cayman Islands to invest and own 100% equity interest in DCA Holdings Six Ltd. and its wholly owned subsidiary group. TP DR’s principal objective is to own, develop and manage properties in the Dominican Republic. The Company invested in TP DR alongside other investment funds managed by the Investment Manager and third-party investors.
See the Audited Financial Statements of TP Fund furnished as an Exhibit to our Annual Report on Form 10-K for information on the fair value of TP Fund’s investment in TP DR as of December 31, 2020.
Cloudbreak II Cayman Ltd and TP Trading II LLC
The TP Fund holds an equity interest in Cloudbreak II Cayman Ltd, Cloudbreak II US LLC (collectively, the “Cloudbreak entities”) and TP Trading II LLC which are affiliates of the Investment Manager.  The Company invested in the Cloudbreak entities and TP Trading II LLC alongside other investment funds managed by the Investment Manager. These entities’ are invested in a structure whose primary purpose is to purchase consumer loans and warrants from a marketplace lending platform.
See the Audited Financial Statements of TP Fund furnished as an Exhibit to our Annual Report on Form 10-K for information on the fair value for information on TP Fund’s investment through Cloudbreak II US LLC and TP Trading II LLC as of December 31, 2020.
Ventures Entities
The TP Fund holds equity interests in in Venture Two Holdings LLC, Venture Three Holdings LLC, Venture Four Holdings LLC, and sold out of equity interest in Venture Five Holdings LLC and Venture Six Holdings LLC (collectively, the “Ventures entities”), which were affiliates of the Investment Manager. The Company invested in the Ventures entities alongside other investment funds managed by the Investment Manager. The primary purpose of these entities is to make investments in direct commercial real estate, real estate debt and a publicly traded telecommunications company.
See the Audited Financial Statements of TP Fund attached our Annual Report on Form 10-K for information on the estimated fair value of TP Fund’s investment in the Ventures entities as of December 31, 2020.
Cloudbreak Aggregator LP

The TP Fund holds equity interests in Cloudbreak Aggregator LP, which was an affiliate of the Investment Manager. The Company invested in the Cloudbreak Aggregator LP alongside other investment funds managed by the Investment Manager. The primary purpose of this entity was to invest in Far Point LLC, the sponsor of Far Point Acquisition Corporation “FPAC”.  FPAC is a NYSE listed special acquisition corporation.
See the Audited Financial Statements of TP Fund attached our Annual Report on Form 10-K for information on the estimated fair value of TP Fund’s investments in the Cloudbreak Aggregator LP as of December 31, 2020.

Vice Chair Agreement with Steven E. Fass

The Company entered into a consulting agreement with Mr. Steven Fass, a former director, in fiscal year 2020 in connection with his appointment to the position of Vice Chairman of the Company. For a description of the material terms of the consulting agreement, see “Executive Compensation—Compensation Discussion and Analysis—Compensation of Directors for Fiscal Year 2020.”

CM Bermuda Registration Rights Agreement

On February 26, 2021, the Company and CM Bermuda entered into a Registration Rights Agreement (the “CMB Registration Rights Agreement”), pursuant to which CM Bermuda has the right to require the Company, beginning after the lock-up period described below, to file one or more registration statements with the SEC covering the public resale of the Company’s common shares beneficially owned by CM Bermuda. The rights of CM Bermuda and its permitted transferees under the CMB Registration Rights Agreement remain in effect with respect to all the Company’s common shares covered by such agreement until such securities (a) are sold in a private transaction in which the transferor’s rights under the CMB Registration Rights Agreement are not assigned to the transferee, (b) are sold pursuant to an effective registration statement, (c) are sold pursuant to Rule 144 or Rule 145 (or any similar provision then in force under the Securities Act), (d) may be sold pursuant to Rule 144 without any conditions, (e) with respect to any particular holder, such holder beneficially owns less than 2% of the Company’s common shares or (f) shall have ceased to be outstanding.

•Demand Registration. CM Bermuda has the right to request an unlimited number of registrations under the Securities Act of all or any portion of the Company’s shares covered by the agreement, and the Company will be obligated, subject to limited exceptions, to register such shares as requested by CM Bermuda. Subject to certain exceptions, the Company may defer the filing of a registration statement after a demand request has been made if, at the time of such request, the Board determines that any pending or imminent event would require disclosure of material, non-public information in the registration statement for such registration statement not to be materially misleading and would not otherwise be required to be publicly disclosed by the Company. The Company will not be obligated to effect more than one demand registration in any 60-day period or a demand registration that would reasonably be expected to result in gross cash proceeds of less than $50 million.

•Shelf Registration. At any time after expiration of the applicable lock-up period, the Company will be obligated, upon request by CM Bermuda to file a shelf registration statement to register all or any portion of Company’s common shares covered by the CMB Registration Rights Agreement. CM Bermuda may, at any time and from time to time, request that the Company complete an unlimited number of shelf take-downs, subject to certain limited exceptions.

•Piggy-Back Registration. If at any time the Company intends to file on its behalf or on behalf of any of its other securityholders a registration statement in connection with a public offering of any of the Company’s securities on a form and in a manner that would permit the registration for offer and sale of the Company’s common shares held by CM Bermuda, CM Bermuda has the right to include its common shares in that offering. CM Bermuda’s ability to participate in any such offering is subject to market “cut-back” exceptions.

•Registration Procedures; Expenses. The Company is responsible for all registration expenses, including expenses incurred by Third Point Re, in connection with the registration, offer and sale of securities under the CMB Registration Rights Agreement by CM Bermuda, except for selling commissions and transfer taxes applicable to such sale.

The CMB Registration Rights Agreement includes customary registration procedures, including an agreement by the Company to make its management reasonably available to participate in road show presentations in connection with any underwritten offerings. The Company has also agreed to indemnify CM Bermuda and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to the Company for use in a registration statement by CM Bermuda or any permitted transferee.

The CMB Registration Rights Agreement also includes a lock-up agreement, pursuant to which CM Bermuda agreed not to sell, transfer, hedge or otherwise dispose of its common shares during the period from the closing date through and including (i) the 225th day following the closing date with respect to one-third of its common shares, (ii) the 365th day following the closing date with respect to one-third of its common shares and (iii) the 450th day following the closing date with respect to one-third of its common shares.

CMB Investor Rights Agreement

On February 26, 2021, the Company and CM Bermuda entered into the CMB Investor Rights Agreement pursuant to which the voting power of CM Bermuda, its Affiliates and its Related Persons in the Company is capped at 9.9%, in accordance with the terms described in the CMB Investor Rights Agreement and the Company’s Bye-Laws. The CMB Investor Rights Agreement further provides that for so long as CM Bermuda, its Affiliates and its Related Persons beneficially own at least 9.9% of the Company’s common shares, CM Bermuda shall have the right to designate an observer to the Board. In addition, for so long as CM Bermuda, its Affiliates and its Related Persons beneficially own at least 9.9% of the Company’s common shares, they will be subject to certain customary standstill restrictions. CM Bermuda’s board observer right and the standstill restrictions will terminate on the later of May 22, 2022 and the date on which CM Bermuda or one of its Affiliates or Related Persons no longer has a representative designated by CM Bermuda or one of its Affiliates or Related Persons serving as a director on the Board.

Daniel S. Loeb Investor Rights Agreement

On February 26, 2021, the Company and Daniel S. Loeb entered into an Investor Rights Agreement, dated as of February 26, 2021 (the “Daniel S. Loeb Investor Rights Agreement”) pursuant to which Daniel S. Loeb has certain rights previously set forth in the Company’s Bye-laws until such time as he holds shares of the Company representing less than 25% of the shares held by him on December 22, 2011:

•Special Actions: The Company may not enter into any transaction with any (i) Affiliate (as defined in the Daniel S. Loeb Investor Rights Agreement) of the Company, (ii) Member (as defined in the Daniel S. Loeb Investor Rights Agreement) and/or director, officer, employee and/or Affiliate of any Member, and/or (iii) director, officer, employee and/or Affiliate of any of the foregoing.

•Consent Right: No amendment to the memorandum of Association of the Company which would have a material adverse effect on the rights of Daniel S. Loeb may be made without his consent.

In addition, Daniel S. Loeb has the right to appoint one of his representatives to attend Board meetings in an observer capacity so long as he holds shares in the Company.

Third Point Offshore Venture Fund I Limited Partnership
Third Point Venture GP LLC, an affiliate of the Investment Manager, has entered into a limited partnership agreement to form the Third Point Offshore Venture Fund I LP (the “TP Offshore Fund”). The TP Offshore Fund was formed as a limited partnership under the laws of the Cayman Islands and the investment objective of TP Offshore Fund was to generate attractive risk-adjusted returns through a concentrated portfolio of investments in privately-held companies, primarily in the expansion through late/pre-IPO stage. TP Offshore Fund will seek to structure investments where it determines risk and reward are in balance and the Investment Manager can see a path to potentially attractive value accretion. TP Offshore Fund’s investments are managed by Investment Manager. TP Offshore Fund will generally invest all of its investable capital through Third Point Venture Investing Entity I LP, a Delaware limited partnership.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

TO ELECT THREE CLASS II DIRECTORS TO OUR BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2024 OR UNTIL THEIR OFFICE SHALL OTHERWISE BE VACATED PURSUANT TO OUR BYE-LAWS.

Mr. Mahmud, Mr. Parkin, and Mr. Targoff have been nominated for election as Class II directors to serve until the annual general meeting of shareholders to be held in 2024 or until their respective offices shall otherwise be vacated pursuant to our Bye-laws. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the three director nominees named above. The Board has proposed and recommended that each nominee be elected to hold office as described above. If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

At the Annual General Meeting two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided, however that no shareholder may participate in any general meeting during which that shareholder (or, if any shareholder is an entity, its representative) is physically present in the United States. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Each director will be elected by a plurality of the votes cast in the election of directors at the Annual General Meeting, either in person or represented by properly authorized proxy. This means that the nominees who receive the largest number of “FOR” votes cast will be elected as a director. For further information, see the answers to the questions “What is the quorum requirement for the Annual General Meeting?” and “What is the voting requirement to approve each of the proposals?”

Nominees

The age, business experience and directorships in other companies each nominee for election are set forth herein under the heading “Information Regarding the Nominees for Election to the Board of Directors”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES TO THE BOARD.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

TO APPROVE, BY A NON-BINDING ADVISORY VOTE, THE EXECUTIVE COMPENSATION PAYABLE TO THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and in accordance with Section 14A of the Exchange Act, the Company’s shareholders are entitled to approve, on an advisory basis, the compensation of our NEOs. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, motivate and retain executives of outstanding ability to meet and exceed the demands of our business, focus management on optimizing shareholder value and fostering an ownership culture, create appropriate rewards for outstanding performance and penalties for underperformance, and provide competitive rewards that foster collaboration by rewarding executives for their contribution to our overall performance and financial success while determining and allocating incentives based on our performance. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders and that the total compensation package provided to our NEOs are reasonable and not excessive.

For these reasons, the Board is asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this Proposal No. 2 is not binding on the Board or the Compensation Committee (or any other committee of the Board), will not overrule any decisions made by the Board or the Compensation Committee (or any other committee of the Board) and will not require the Board or the Compensation Committee (or any other committee of the Board) to take any specific action. The outcome of this vote does not create or imply any change to the fiduciary duties of the Company or its Board or any of its committees (or any individual member thereof), or create or imply any additional fiduciary duties. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR"”THE APPROVAL OF THE EXECUTIVE COMPENSATION PAYABLE TO THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
ADVISORY VOTE ON “SAY ON FREQUENCY”
TO INDICATE, BY A NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE “SAY ON PAY” PROPOSALS ON EXECUTIVE COMPENSATION.
In addition to the advisory "Say on Pay" vote set forth in Proposal No. 2, under the Dodd-Frank Act and Section 14A of the Exchange Act, shareholders are also entitled, at least once every six years, to indicate, on an advisory basis, their preference regarding how frequently we should solicit the "Say on Pay" vote. This non-binding advisory vote is commonly referred to as a "Say on Frequency" vote. By voting on this Proposal No. 3, shareholders may indicate whether the advisory "Say on Pay" vote should occur every one year, every two years or every three years or they may abstain from voting. Although the vote is advisory and is not binding on the Board, the Board will take into account the outcome of the vote when considering the frequency of future "Say on Pay" proposals.

The last “say on frequency” vote occurred at our 2015 annual general meeting. The Company has grown substantially since that vote, including as a result of the Merger. After careful consideration, the Board believes that an advisory vote on executive compensation that occurs every one year (an annual vote) is the most appropriate option for our Company. The “Say on Pay” vote is an important means by which shareholders engage on executive compensation matters, and because executive compensation is disclosed annually in the Company’s proxy statement, an annual vote would provide the Compensation Committee with timely feedback from shareholders those matters. The Board values shareholder perspectives on the Company’s compensation programs, including the feedback received from the advisory vote.

This proposal permits shareholders to indicate how often they would like us to include a shareholder advisory vote on the compensation of our executives on the agenda for the annual meeting of shareholders.

For the reasons described above, the Board is asking shareholders to vote on the following resolution:

“RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.”

Although our Board recommends holding this vote every year, you have the option to specify one of four choices for this proposal on the proxy card: “every 1 year,” “every 2 years,” “every 3 years” or “Abstain.” You are not voting to approve or disapprove the recommendation of the Board.

Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide that it is in the best interest of our shareholders and the Company to conduct "Say on Frequency" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs. The Board expects to make its determination and disclose its decision to shareholders within 150 days of the Annual General Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “EVERY 1 YEAR” FOR FUTURE “SAY ON PAY” PROPOSALS ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4
APPOINTMENT OF INDEPENDENT AUDITOR
TO APPOINT PRICEWATERHOUSECOOPERS LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2022, AND TO AUTHORIZE OUR BOARD, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION
The Board proposes and recommends that the shareholders appoint the firm of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, as our independent auditor to serve until the annual general meeting to be held in 2022. PricewaterhouseCoopers LLP, has served as our independent auditor since February 26, 2021 upon the consummation of the Merger, at which point it was mutually agreed that EY would resign after the culmination of a competitive audit proposal process. A representative of PricewaterhouseCoopers LLP will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting will also be asked to vote to authorize our Board, acting by the Audit Committee, to determine the independent auditor’s remuneration.
The presence, in person or by proxy, of the holders of 50% of the total issued voting common shares of the Company is required for a quorum for the appointment of PricewaterhouseCoopers LLP at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. The appointment of PricewaterhouseCoopers LLP at the Annual General Meeting will be decided by a simple majority of votes cast.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2022, AND TO AUTHORIZE OUR BOARD, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual general meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual general meeting materials or Notice of Internet Availability of Proxy Materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are SiriusPoint shareholders will be “householding” the Company’s proxy materials. A single set of annual general meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual general meeting materials, please notify your broker or SiriusPoint Ltd. Direct your written request to Company Secretary, SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda and your telephonic request to 1 (441) 542-3300. Shareholders who currently receive multiple copies of the annual general meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS

Neither the Board nor management intend to bring before the Annual General Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the Annual General Meeting, or any adjournment thereof, the proxy holders will vote on such matters at their discretion.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

In order to submit shareholder proposals for the 2022 annual general meeting of shareholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Company Secretary at the Company’s principal office at that time, currently at Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda, no later than December 20, 2021.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Company Secretary, SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
The Company’s Bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of shareholders. The Bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to the Company’s Secretary a written notice of the shareholder’s intention to do so. To be timely, the shareholder’s notice for the nomination of persons for election to the Board must be delivered to, or mailed and received by, us not less than 70 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, the Company must receive the notice not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever first occurs. To be timely, the shareholder’s notice bringing other business must be delivered to, or mailed and received by, us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, the Company must receive the notice received not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which initial public disclosure of the date of the annual general meeting was made. As a result, any notice given by or on behalf of a shareholder for the nomination of persons for election to the Board pursuant to these provisions of the Company’s Bye-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 19, 2022, and no later than March 10, 2022. Any notice given by or on behalf of a shareholder bringing other business pursuant to these provisions of the Company’s Bye-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 19, 2022, and no later than February 18, 2022. All director nominations and shareholder proposals must comply with the requirements of the Company’s Bye-laws, a copy of which can be obtained at no cost from the Company Secretary.

Other than the four proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual General Meeting. If you grant a proxy, the persons named as proxy holders on the Proxy Card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual General Meeting. If for any unforeseen reason, any one or more of the Company’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
The Chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person(s) not made in compliance with the foregoing procedures.

SIRIUS POINT

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SPNT** or scan the QR code — login details are located in the shaded bar below.

Vote by Telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SPNT.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Annual General Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR the nominees listed, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.

	For	Withhold
01 - Mehdi A. Mahmud (Class II)	☐	☐
02 - Mark Parkin (Class II)	☐	☐
03 - Joshua L. Targoff (Class II)	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To indicate, by a non-binding advisory vote, the frequency of future "Say on Pay" proposals on executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Annual General Meeting of SiriusPoint Ltd. will be held on
Wednesday, May 19, 2021, at 10:00 a.m., Atlantic Daylight Time, virtually via the internet at www.meetingcenter.io/279822397.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — SPNT2021.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.
The material is available at: www.envisionreports.com/SPNT.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SPNT.

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — SiriusPoint Ltd.

Notice of 2021 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual General Meeting - Wednesday, May 19, 2021

Nicholas J.D. Campbell and Suzanne L. Wylie, or either of them, each with the power of substitution (the "Proxies"), are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side, with all the powers which the undersigned would possess if personally present at the Annual General Meeting of Shareholders of SiriusPoint Ltd. to be held on Wednesday, May 19, 2021, virtually via the internet at 10:00 a.m. Atlantic Daylight Time, and at any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual General Meeting. ☐